SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2011

VISUAL NETWORK DESIGN, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163172	26-3439890
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

101 California Street, Suite 2450, San Francisco, CA 94111
(Address of principal executive offices)

415.946.8947
(Registrant’s telephone number, including area code)

517 NW 8 Terrace, Cape Coral, FL 33993; October 31
(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Explanatory Note

On July 8, 2011, Cahaba Pharmaceuticals, Inc., a Nevada corporation (“CAHA"), entered into an Agreement and Plan of Merger pursuant to which CAHA merged with its newly formed, wholly owned subsidiary, Visual Network Design, Inc. (“Merger Sub”), a Nevada corporation (the "CAHA Merger"). Upon the consummation of the CAHA Merger, the separate existence of Merger Sub ceased and CAHA, the surviving corporation in the CAHA Merger, became known as Visual Network Design, Inc. (“VNDI”).

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the CAHA Merger was to effect a change of CAHA's name. Upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Nevada on July 8, 2011 to effect the CAHA Merger, CAHA's Articles of Incorporation were deemed amended to reflect the change in CAHA's corporate name. Effective July 21, 2011, the Company’s trading symbol was changed from “CAHA.OB” to “VNDI.OB”.

On September 21, 2011, VNDI Acquisition Corp. (“Acquisition Corp.”), a wholly owned Delaware subsidiary of VNDI, merged (the “Merger”) with and into Visual Network Design, Inc., a Delaware corporation d/b/a Rackwise (“Rackwise”). In connection with the Merger, each share of Rackwise common stock was cancelled and converted into the right to receive 1.27126 shares of our common stock and 1.27126 warrants, each to purchase one-half share of our common stock.  Rackwise was the surviving corporation of that Merger. As a result of the Merger, VNDI acquired the business of Rackwise, and will continue the existing business operations of Rackwise, as its wholly owned subsidiary.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to Visual Network Design, Inc., a Nevada corporation, and its wholly owned subsidiary Rackwise, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “CAHA” refers to Visual Network Design, Inc. f/k/a Cahaba Pharmaceuticals, Inc., a Nevada corporation, before giving effect to the Merger, and the term “Rackwise” refers to Visual Network Design, Inc., a Delaware corporation, both before and after giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

Table of Contents

Item 1.01.	Entry Into a Material Definitive Agreement	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	1

	The Merger and Related Transactions	1

	Description of Business	5

	Risk Factors	11

	Management’s Discussion and Analysis of Financial Condition and Results of Operation	18

	Securities Ownership of Certain Beneficial Owners and Management	28

	Directors and Executive Officers	30

	Executive Compensation	33

	Market Price of and Dividends on Common Equity and Related Stockholder Matters	35

	Certain Relationships and Related Transactions	37

	Description of Capital Stock	39

	Recent Sales of Unregistered Securities	42

	Indemnification of Officers and Directors	43

	Financial Statements and Supplemental Data	44

	Index to Exhibits	44

	Description of Exhibits	44

Item 3.02.	Unregistered Sales of Equity Securities	44

Item 5.01.	Changes in Control of the Registrant	44

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	44

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	44

Item 5.06.	Change in Shell Company Status	44

Item 9.01.	Financial Statements and Exhibits	44

i

Item 1.01.              Entry into a Material Definitive Agreement

On September 21, 2011, CAHA entered into an Agreement and Plan of Merger and Reorganization with Acquisition Corp. and Rackwise, which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On September 21, 2011, which we refer to as the “Closing Date”, CAHA, Rackwise and Acquisition Corp. entered into the Merger Agreement and completed the Merger. As a result of the Merger, we acquired the business of Rackwise and will continue the existing business operations of Rackwise as our wholly owned subsidiary. Before their entry into the Merger Agreement, no material relationship existed between CAHA or Acquisition Corp. and Rackwise. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly owned subsidiary of CAHA, merged with and into Rackwise, with Rackwise remaining as the surviving entity. As a result of the Merger, each share of Rackwise common stock outstanding was cancelled and converted into the right to receive 1.27126 shares of our common stock and 1.27126 warrants, each to purchase one-half share of our common stock at an exercise price of $0.625 per full share.  The form of warrant issued in the Merger is attached as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Immediately prior to the Closing Date, all of the issued and outstanding Rackwise options, warrants, and convertible securities were either converted into shares of Rackwise common stock or cancelled, such that immediately prior to the Merger, Rackwise had no outstanding securities other than shares of its common stock.

The Merger Agreement contains customary representations, warranties and covenants of CAHA, Rackwise, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by indemnification provisions. The Merger Agreement provides for a post-closing adjustment in an aggregate amount of up to 1,000,000 additional shares of our common stock issuable pro rata to Rackwise’s pre-Merger stockholders for any breach of the Merger Agreement by us that is discovered during the two-year period following the closing of the Merger.  The Merger Agreement also provides that 5% of the shares of our common stock that Rackwise’s pre-Merger stockholders receive in the Merger in exchange for their shares of Rackwise are to be held in escrow for any breach of the Merger Agreement by Rackwise that is discovered during the two years following the Merger pursuant to the terms of an Escrow Agreement dated as of September 21, 2011, among the Company, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent.

For financial reporting purposes, the Merger represents a capital transaction of Rackwise or a "reverse merger" rather than a business combination, because the sellers of Rackwise controlled the combined company immediately following the completion of the Merger. As such, Rackwise is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of Rackwise.  Accordingly, the assets and liabilities and the historical operations that will be reflected in CAHA’s ongoing financial statements will be those of Rackwise and will be recorded at the historical cost basis of Rackwise. CAHA’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Rackwise after consummation of the Merger.  CAHA's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by CAHA in the Merger while Rackwise's historical retained earnings will be carried forward. The historical financial statements of CAHA before the Merger will be replaced with the historical financial statements of Rackwise before the Merger in all future filings with the Securities and Exchange Commission, or SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Following the closing of the Merger, our board of directors consists of five members. In connection with the foregoing, on the Closing Date, Kenneth Spiegeland and Richard Ringel, the directors of CAHA before the Merger, appointed Robert B. Ney, Emmett DeMoss, Edward Feighan, and Sherman Henderson to fill vacancies on the board of directors, and Mr. Ringel resigned his position as director. Also on the Closing Date, Mr. Spiegeland, the sole officer of CAHA, resigned and new executive officers designated by Rackwise were appointed. The officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

Before the Merger, CAHA’s board of directors and shareholders owning a majority of its outstanding common stock adopted the 2011 Equity Incentive Plan, which became effective on September 20, 2011. The 2011 Equity Incentive Plan provides for the issuance of up to 13,500,000 shares of our common stock as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed an initial closing of a private offering of 12,545,757 units of our securities, at a price of $0.25 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half share of our common stock. The warrants are exercisable for a period of five years at a purchase price of $0.625 per full share of our common stock.  In the event we terminate the offering and at any time during the 90-day period following the initial closing we issue additional shares of common stock for a consideration per share less than $0.25 (the “Reduced Price”), then we will issue to the purchasers in the offering, concurrently with such issue and without any additional consideration from the purchasers, the number of additional shares of our common stock equal to the difference between (A) the purchase price of the units being subscribed for divided by the Reduced Price and (B) the number of shares of our common stock included in the units being subscribed for in the offering.  For purposes of clarity, if an investor subscribed to purchase 10 units and we sold additional shares of common stock within 90 days following the initial closing of the offering for $0.20 per share, the number of additional shares of our common stock due to such investor would be three shares calculated as follows:  the purchase price of $2.50 divided by the Reduced Price of $0.20 (which equals 12.5) less the units subscribed for (10), rounded up to the nearest whole share.

The offering was made on an "all or nothing" basis with respect to a minimum of 12,000,000 units and on a "best efforts" basis with respect to a maximum of 20,000,000 units.  In addition, in the event the maximum number of units is sold, the placement agent and the Company have the option to offer an additional 4,000,0000 units.  The closing of the minimum offering of 12,000,000 units and the closing of the Merger were conditioned upon each other.

On the Closing Date, the investors in the offering collectively purchased 12,547,757 units for total cash consideration of $3,136,937.50, which includes the conversion of $2,339,437.50 of principal of, and accrued interest on, the bridge notes (as described below).  The offering for the remaining 7,452,243 units will continue after the closing of the Merger.

We paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent. As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $68,750.00 and was issued broker warrants to purchase 275,000 shares of our common stock at an exercise price of $0.25 per share. In addition, the placement agent acted as a finder in connection with the bridge financing, as described below. In such capacity it earned a fee of $2,500 on a $25,000 bridge note, plus a warrant, which was converted upon the initial closing of the offering into a broker warrant to purchase up to 10,000 shares of our common stock.

The forms of the investor warrant and broker warrant issued in the offering are attached as Exhibits 4.1 and 4.3, respectively, to this Current Report and are incorporated herein by reference.

The Bridge Financing

Prior to the completion of the offering, Rackwise completed a bridge financing, wherein it sold an aggregate of $2,275,000 in principal amount of its bridge notes to accredited investors and non-U.S. Persons.  The bridge notes, including $64,437.50 in accrued interest due thereon, were assumed by CAHA prior to the closing of the Merger.  The Assignment and Assumption Agreement is attached as Exhibit 10.7 to this Current Report and is incorporated herein by reference.  The bridge notes were automatically converted into an aggregate of 9,357,757 units in the offering in connection with the initial closing of the offering.  The amount of bridge notes converted were included in achieving the minimum offering amount in the offering.

The Merger, the offering, the bridge financing, the note assumption, the split-off (as described below) and the related transactions are collectively referred to in this Current Report as the “Transactions.”

Registration Rights

All of the securities issued in connection with the Transactions are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

On the Closing Date, we entered into a registration rights agreement with the investors in the offering. Under the terms of the registration rights agreement, we committed to file a registration statement covering the resale of the common stock underlying the units sold or to be sold in the offering and the common stock that is issuable upon exercise of the investor warrants (but not the common stock that is issuable upon exercise of the broker warrants or upon exercise of the warrants issued to the Rackwise stockholders in connection with the Merger) within 75 days from the final closing of the offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed.

We agreed to use our reasonable efforts to maintain the effectiveness of the registration statement through at least the first anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the offering with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one percent (1%) of such holder’s investment in the offering for each full period of 30 days if we fail to file the registration statement by the filing deadline or if we fail to use our reasonable efforts to have the registration statement declared effective by the effectiveness deadline until such failure is cured.  The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a filing deadline failure, effectiveness deadline failure or any combination thereof, shall be an amount equal to 10% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities which may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act. The holders of any registrable securities removed from the registration statement as the result of a Rule 415 comment or other comment from the SEC shall have “piggyback” registration rights for the shares of our common stock or our common stock underlying such investor warrants, until such shares can be sold without limitation under Rule 144, with respect to any registration statement filed by the Company following the effectiveness of the registration statement which would permit the inclusion of these shares.

We will pay all expenses in connection with any registration obligation provided in the registration rights agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants.  Each investor will be responsible for its own underwriting discounts and commissions, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

The form of the registration rights agreement is attached as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Split-Off Agreement and Release

In conjunction with the Merger and immediately prior to the Merger, CAHA split off (the “Split-Off”) its wholly owned subsidiary, VNDI Split Corp., a Nevada corporation (“Split Corp.”). The Split-Off was accomplished through the exchange of 75,000,000 shares of our common stock held by Scott Hughes (the “Split-Off Shareholder”) for all of the issued and outstanding shares of common stock of Split Corp. All of the assets and liabilities of CAHA immediately prior to the Merger were transferred to Split Corp.  We executed a Split-Off Agreement with the Split-Off Shareholder, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Merger, each of the officers, directors, key employees and holders of 10% or more of our common stock after giving effect to the Transactions agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of eighteen (18) months from the Closing Date of the Merger except in certain limited circumstances.  We also agreed not to register under the Securities Act the resale of the shares of our common stock received by those officers, directors, key employees and 10% holders in the Merger for a period of two years following the closing of the Merger.

Current Ownership

Immediately after giving effect to the Transactions, including the units sold in the offering, the conversion of the bridge notes, the issuance of shares of our common stock and warrants to purchase shares of our common stock to the former Rackwise stockholders in the Merger, the cancellation of shares owned by the Split-Off Shareholder in the Split-Off, and the broker warrants issued to the Placement Agent in connection with the offering, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

•	82,547,775 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former Rackwise stockholders in the Merger);

•
Investor warrants to purchase an aggregate of 6,273,880 shares of our common stock at $0.625 per share issued to the investors in the offering and broker warrants to purchase an aggregate of 285,000 shares of our common stock at a price of $0.25 per share issued  to the placement agent  in connection with the offering and bridge financing; and

•	Warrants entitled to be received by the former Rackwise stockholders to purchase up to 30,000,000 shares of our common stock at $0.625 per share.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Rackwise is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of Rackwise, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of Rackwise, historical operations of Rackwise and operations of Rackwise from the Closing Date of the Merger.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Overview

Through our wholly owned subsidiary, Rackwise, we are a software development, sales and marketing company.  In addition to our executive offices located in San Francisco, California, we have sales and marketing offices in Los Angeles, California and Las Vegas, Nevada, and a software development and data center in Raleigh (Research Triangle Park), North Carolina.

Our products uniquely manage and correlate the physical attributes and connectivity of the complicated computer equipment of our customer’s data centers, which are located through out the world.  Within the data center industry, we specifically provide a complete set of industry unique solutions that have been previously unavailable relative to all physical aspects of the data center by providing reporting on critical present day issues of power consumption, power efficiency, carbon footprint, green grid, and density requirements.  This reporting allows customers to plan data center expansions and reductions as well as equipment usage more effectively and results in significant economic savings for the customer.

Products

There are two major software components to a modern data center:  the software relating to the “physical” components and/or devices, and the “logical” software components or software applications relating to operating systems, security and work flow, among others.  We were created believing that there were no other products available to address the management of the physical aspects of the data center concurrently with the merging of the logical information flowing from the software applications associated with each of the numerous devices within the data center to produce critical reports with actionable information that allows for the control and management of this increasingly important corporate asset, i.e., the corporate data center.  Because of our foresight and our resultant product offering, we believe we are in the unique position to continue to be the industry leader in reducing operational costs while greening data centers worldwide.

We provide the next level of data center management known as “data center intelligence”.  “Data center intelligence” involves powerful capacity management and planning tools correlating physical information with costing metrics while providing needed financial analysis, cost savings, and “green” data center metrics for our customers.

To this end, we offer two products from a single technology platform, primarily written in C# and incorporating various Microsoft software products with special emphasis on Visio, Excel, Word and SQL Server.  Our first product, the “Data Center Manager,” or DCM, is an enterprise product which is sold both as a subscription and license purchase, with the latter also having a yearly maintenance contract.  This enterprise product is priced based upon the number of concurrent users the customer wishes to engage using our software and is typically sold to entities with more than 100 racks of computer and networking equipment.

Our “Data Center Manager” is founded on a base set of functionality essential to managing any data center.  The product provides reporting regarding data center equipment usage, which can be used for planning, forecasting, and the ability to make data driven decisions. The product provides visibility into critical and core data center operations by correlating the relationships of business services, applications, customers, departments or business units to the underlying physical infrastructure and their associated resource consumption and costs. The product suite provides the tools to identify and analyze opportunities for optimization in the data center. We believe that our competition has yet to discern the significance of immediate access of the detail information needed to efficiently correlate, monitor, and report on these complex environments.

Features and functions available in our product suite:

Data Center Essentials:

•	Documentation

•	Visualization

•	Modeling

•	Asset Management

•	Cable Management

•	Power Management

•	Virtual Machine Management

•	Real Time Monitoring

Data Center Intelligence:

•	Capacity Planning

•	Trend and Historical Reporting

•	Fault Impact Analysis

•	Executive Reporting

•	Green Data Center Compliance

Data Center Business:

•	Business Service Management Reporting

•	Cost/Savings Analysis

•	Chargeback and Resource Management

Our second product, “Rackwise on Demand”, is sold as Software as a Service, or SaaS.  This product is sold only on a yearly subscription basis for data centers with less than 100 racks. The subscription for this product is based on a flat fee per rack with a minimum of a one-year subscription.

The product set has been developed over a period of four years and is currently on its third major release, with at least two version releases every year in the last three years.  The current products are mature and require very little support, post installation. We currently have our products deployed at customer sites in Europe, Asia-Pacific, Canada, and the United States among highly recognized brand-named industry leaders within the Fortune 1000 array of companies.

Market

The markets for our products are substantial. There are approximately 1,250,000 corporate data centers in the Unites States. Several research and analyst groups report the European and Far Eastern markets combined are equal to the U.S. domestic market.  Further, we believe that the market opportunity is primarily a “greenfield”, which suggests that no competing software is currently installed and thus needs to be removed before a sale can be made of our product.  We presently have clients with as few as one rack and as many as thousands of racks.  The July 2010 ‘Pike Research Report’ titled the “Data Center Revenue World Markets in 2010” reports that the market for the “monitoring and management software” segment of the data center industry will grow from its present size of approximately $3 billion to over $7 billion by the year 2015.  This demonstrates that the market for data center software is growing and will continue growing, led by the United States and then quickly followed worldwide.

Opportunity

Understanding and controlling the physical aspects of the data center while providing capacity planning and modeling has never been more important than it is in today’s world.  Millions of dollars are presently being invested in new companies that promise to build new “green and clean computer centers around the world”.

The first critical step in greening the world’s IT infrastructures starts with immediately reducing present power consumption and the existing carbon footprint.  We believe that our unique and proprietary technology is the most effective product offering in assisting major corporations worldwide in their efforts to reduce energy consumption in their data centers by providing customers with comprehensive reporting and monitoring of current data center usage which can be used to control and plan for more energy efficient use of their data centers.  We believe that we are the only company in the IT industry today that can green a data center and certify, by “Green Grid” metrics, that a data center is “green”.  The “Green Grid” is the preeminent, non-profit organization sponsored by the world’s leading IT companies that is recognized for championing and promoting energy efficiency and the reduction of carbon emissions.

Corporate data centers continue to evolve in dramatic fashion.  Formerly, data centers were the necessary expense to house all the computer power being used by a company.  Over a short period of time, the “computer center” or “data center” of the corporation has turned into a critical part of the most valuable asset of a corporation, its reputation.  The communications center of the corporation, which is the interface between all of their divisions, their partners, their customers, their employees, the wealth of all the data, and the actual “image” of the corporation, is housed in “the data center”.

The strategic situation of the data center/communication center is even more vulnerable and risky in today’s world because of the rate of change of the functionality of the data center and the change in scope of the constituency it serves. Rising energy costs, space limitations, virtualization, consolidations, migrations, risk avoidance and impending government legislation are the leading causes for data center managers to seek comprehensive solutions for optimizing data center power, cooling, and space. In a report from Gartner, Inc., "DCIM: Going Beyond IT", released on March 29, 2010, the analyst firm defines the importance of the new DCIM market and states that "DCIM tools and processes will become mainstream in data centers, growing from 1% penetration in 2010 to 60% in 2014." The report goes on to say that operations and infrastructure managers must manage the entire data center infrastructure, and that "energy savings from well-managed data centers can easily reduce operating expenses by as much as 20%”.

Further, the U.S. Department of Energy states that "with a 10 percent improvement of overall energy efficiency in data centers by 2011, approximately 10 billion kilowatt-hours would be saved, equivalent to electricity consumed by 1 million U.S. households annually. This energy cutback would reduce carbon dioxide emissions by 6.5 million tons per year—equal to the removal of nearly 1.3 million cars from the road annually."

Competition

The market for our products is highly fragmented, competitive and rapidly changing.  Our management believes that there are presently two main competitors, Aperture and NLYTE.  The Aperture software is a proprietary system requiring a significant amount of professional services to load, deploy, install, train and redeploy in a given situation, as evidenced by the fact that 40%-50% of its revenues are from professional services as compared to less than 20% for us. The NLYTE software is similar to the Aperture software offering in that significant professional services are needed to simply deploy the product. The professional services are “required” to install the Aperture and NLYTE products and to actually deploy them into production.  By comparison, the professional services offered by us are “added value” to the customer requesting the services, as most data centers are now significantly understaffed.  We believe this is a major competitive advantage to us.

Marketing and Sales

Our marketing efforts in the past have been to generate sales leads primarily through the use of Google marketing and trade show attendance.  To a lesser extent we use our website featuring “white papers”, videos, webinars, and customer testimonials. We intend to place increased efforts on featuring our relationships with partners, both domestically and internationally.

The historical sales cycle for our product is very short, typically between 50 and 120 days, when compared to other enterprise software products as a consequence of the very significant demand in the market place to reduce costs and green data centers. The sales cycle may increase in the future because of our revised business strategy as described below.  Our customers can normally expect a payback of the cost of the software within three to four months.  Such payback results from reduced operating costs that result from using the data center reporting tools provided by our software to plan more efficient operations.  Currently, the majority of our sales are conducted remotely, over the phone and by the web, making the sales process very efficient and thereby reducing the associated costs.  During the last two years, we have developed a very close relationship with our clients, which allow us to develop software that is more readily accepted in the market place at a very affordable price. We are also in the process of creating a Customer Advisory Board, or CAB, to further strengthen this relationship. We have raised our average sales price during the last two years from approximately $25,000 to our present quotes of approximately $150,000-$200,000. The growth in average sales price can be attributed partly to client size and in part by the added functionality of the product.

Our current clients represent significant future revenue from the sale of additional licenses, new product releases and upgrades to their present installations as well as on-going maintenance fees.  In many instances clients have started to reach out to us seeking assistance with professional services in order to quickly bring their data centers under control and operate more efficiently.  The Company views this as a major commercial opportunity moving forward.

Strategy

We expect that with the infusion of the additional capital we raised and plan to continue to raise and with additional management we will be able to increase sales, professional services, and expand the breath of the product.  Our management intends to do the following:

•	Add strong interfaces to our existing products, which would make us a strong differentiator in the market.

o
We will be heterogeneous and agnostic to the technology environments of all customers. This will allow us to interface with our customers’ very diverse technologies and applications, thereby leveraging customer investments.

o	“Optimization” of our customers' data center assets, now and in the future, thereby increasing their return on investment.

•	Establish industry partners, “value added resellers”, or VARs, and strategic services partners to perform some of the services we are being asked to perform post sales cycles.

o
The opportunity for organic growth within our existing customer base is very compelling within our current Fortune 1000 users.  Our largest customers have installed a limited number of our products to address a portion of their problems.  The new management team intends to address all of the customers’ issues and problems within a data center while maximizing the revenue potential of each existing customer, which at the present time is only a fraction of the potential we intend to realize in the future.

o	The increased complexity of the product offerings will require increased professional services in product delivery and optimization of the customers installed suite.

•
Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.

•	Expand the current sales model of one team to six teams covering three regions and build a vertical sales model to address data center centric industry segments.

•	Expand our products to include monitoring and managing the balance of the customer’s technology infrastructure.

o	We plan to enhance our development team to expand our products to include the more complex trend of moving toward globalization and virtualization of data centers.

o	Expand our product across the customer’s enterprise technology topography.

Intellectual Property

Our software and most of the underlying technology is proprietary. We rely on a combination of confidentiality agreements and procedures and trademark and trade secret laws to protect our intellectual property rights.  We have no issued patents.  Our means of protecting our proprietary rights, however, may not be adequate. Despite our efforts, we may be unable to prevent or deter infringement or other unauthorized use of our intellectual property. Time-consuming and expensive litigation may be necessary in the future to enforce these intellectual property rights.

In addition, although we do not believe we are infringing on the rights of others, we cannot assure you that our intellectual property does not infringe the intellectual property rights of others, or will not in the future. If we become liable to third parties for infringing upon their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing technology, obtain licenses or cease delivery of the applications that contain the infringing technology.

Customers

We market our products primarily to companies in the US. During 2008, 2009 and 2010, we had no customer that represented more than 10% of our total revenues.

Employees

As of June 30, 2011, we had 20 employees. We have never experienced a work stoppage and believe our relationship with our employees is good.

Properties

We currently lease approximately 475 square feet of office space in San Francisco, California for our principal executive offices on a month to month basis.  We currently pay monthly basic rent of $2,140 plus telecom charges for this space.  Additionally, we lease approximately 570 square feet, 4,178 square feet and 2,525 square feet of office space in El Segundo, California, Las Vegas, Nevada and Raleigh, North Carolina, respectively.  The lease for the El Segundo, California office space is on a month to month basis with basic rent of $2,160 plus charges for equipment and services.  The lease for the Las Vegas, Nevada office space expires in January 2015 with basic rent of $13,891.35 plus our pro rata share of the building's operating expenses.  The lease for the office space in Raleigh, North Carolina is on a month to month basis with basic rent of $3,366.67.  We are currently negotiating a new lease for the Raleigh, North Carolina property.

Legal Proceedings

We are, from time to time, a party to litigation that arises in the normal course of our business operations.  Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

Risks Related to Our Business and Our Industry

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had net losses of $4,089,658 for the fiscal year ended December 31, 2010 and $2,165,537 for the six months ended June 30, 2011. As of December 31, 2010, our cumulative loss from inception was $25,005,695.  We expect operating expenses to increase in the future due to the expected development activities and marketing expenses incurred to increase brand awareness in the data center management software marketplace, increased operations costs and general and administrative costs associated with implementing our business plan. Although we expect to achieve profitability in 2012, such expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of our control. As a result, there can be no assurances that we will achieve or maintain profitability.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

As reflected in our financial statements for the years ended December 31, 2010 and 2009, we have generated significant losses, which raises substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2010 and 2009 on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We have limited sales and compete in rapidly evolving markets, which makes our future operating results difficult to predict.

Although Rackwise was incorporated in January 2003, it has  limited sales in an industry characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products and services.  These factors make it difficult to predict our operating results, which may impair our ability to manage our business and our investors’ ability to assess our prospects.

Our financial results will suffer if the market for IT infrastructure, data center monitoring and management software, data center energy cost efficiency products and solutions, and green data centers does not continue to grow.

Our solutions and products are designed to address the growing markets for (i) IT infrastructure, (ii) data center monitoring and management, (iii) data center energy cost efficiency; and (iv) green data centers. These markets are still emerging. A reduction in the demand for data center monitoring and management solutions and products, energy cost efficiency and green data centers could be caused by, among other things, lack of customer acceptance, weakening economic conditions, competing technologies and services or decreases in corporate spending.  Our future financial results would suffer if the market for our data center monitoring and management, data center energy cost efficiency or green data center solutions or products does not continue to grow.

If we are unable to manage our anticipated growth effectively, our revenues and profits could be adversely affected.

We anticipate that a significant expansion of our operations and addition of new personnel is required in all areas of our operations in order to implement our business plan.  Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.  For us to continue to manage our growth, we must put in place legal and accounting systems, retain a permanent Chief Financial Officer, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth.  A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our solutions and products.

Our current Chief Financial Officer is serving on an interim basis only.  We have not yet retained a permanent Chief Financial Officer.  If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

A company's chief financial officer plays a critical role in the integrity of its financial and accounting systems.  Our current Chief Financial Officer is serving on an interim basis only. We are currently seeking a permanent Chief Financial Officer.  There can be no assurances that stockholders will be satisfied with the background and experience of the person we ultimately select to serve as our Chief Financial Officer.  If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

The rates we charge for our products may decline over time, which would reduce our revenues and adversely affect our profitability.

As our business model continues to gain acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees for its products, which could affect our revenues and gross margin.  If we are unable to sell our products at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

Our future success depends on the continued services of Messrs. Robert B. Ney, Michael Peth and Doug MacRae.

Our future success depends on the continued services of our Chief Executive Officer and President, Robert B. Ney, Chief Operating Officer, Michael Peth, and Chief Technology Officer and Vice President of Product Development, Doug MacRae. We have entered into an employment agreement with each of Messrs. Ney, Peth and MacRae; however, each may resign at any time in his sole discretion.  The loss of services of any of these individuals could impair our ability to complete the national and global rollout of our products and services properly and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance with respect to Messrs. Ney, Peth or MacRae. We are currently completing the process of obtaining key man life and disability insurance with respect to these and certain other key personnel.

We may be subject to intense competition and may not be able to compete successfully against larger and more established business.

Several established companies are currently offering or looking to offer solutions and products, including products relating to the development of green data centers that compete with our data center monitoring and management software and other products. There can be no assurance that competitors with substantially greater financial, technical, managerial, marketing and other resources and experience than us will not compete more effectively than us.

The technology of computer equipment will continue to become more intelligent and more efficient in the future, which will impact our ability to provide the same level of return on investment for clients. A decrease in the client’s return on investment could have an adverse effect on our revenues.

One of the driving demands for our products and services is the ability of such products and services to demonstrate a large return on investment for customers purchasing such products and services. As more efficient computer servers and devices become available, the amount of savings a customer will achieve by using our products and services will start to diminish, which could hinder our ability to continue to increase our rates for our products and services.

Our ability to compete successfully will depend, in part, on our ability to protect our intellectual property rights. Litigation required to enforce these rights can be costly, and there is no assurance that courts will enforce our intellectual property rights.

Our software and most of the underlying technology is proprietary. We protect our proprietary rights through a combination of confidentiality agreements and procedures and through trademark and trade secret laws. Policing unauthorized use of intellectual property, however, is difficult, especially in foreign countries. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation. In addition, there can be no assurance that the courts will enforce the contractual arrangements that we have entered into to protect its intellectual property rights. Our operating results could be harmed by the failure to protect such intellectual property.

The enforcement of tax liens against us could have a material adverse effect on our financial prospects.

Rackwise has unpaid payroll taxes relating to the third and fourth quarters of 2010 and the first quarter of 2011 in the aggregate amount of $420,000.  Rackwise has applied for, and the Internal Revenue Service, or IRS, is currently formulating, an installment agreement request so that the unpaid payroll taxes can be paid over a five year period in sixty-equal installments of $7,500. We will also be requesting an installment agreement with the tax authorities of each of California, Nevada and North Carolina in which we have unpaid payroll taxes in the aggregate amount of $52,000.  In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against us in connection with the unpaid payroll taxes relating to the third quarter of 2010, and may place additional Federal tax liens with respect to payroll tax liabilities relating to the fourth quarter of 2010 and the first quarter of 2011.  Also, state authorities in the states identified above may place tax liens against us in connection with the unpaid payroll taxes in such states.  If we are unable to negotiate a payment plan or a reduction in the amount of any tax obligation, the IRS or state authorities, as applicable, could enforce their liens by levying against our bank accounts, accounts receivables and other assets.  A levy against or foreclosure on our assets could have a material adverse effect on our financial prospects.

We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on expanding our business.

Although we expect that the proceeds from the offering will be sufficient (assuming we sell the maximum amount) to implement our business plan, there can be no assurance that we will not require additional capital if we are unable to sell the maximum amount for further expansion of our business. The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

Because the Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger was a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it.  In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

If we are unable to register the resale of the shares of our common stock underlying the units and the investor warrants sold in the offering in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure.  Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We have agreed, at our expense, to prepare and file a registration statement with the SEC within 75 calendar days after the final closing of the offering. We have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 150 calendar days of filing with the SEC. The registration statement will cover the resale of the shares of our common stock underlying the units and investor warrants sold in the offering.  There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond 75 days after the final closing of the offering or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement.  As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.

If unknown pre-Merger liabilities should arise or known pre-Merger liabilities are not paid according to our agreement with the transferee, we may be required to divert our cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

Although we transferred certain assets and liabilities of the Company relating to our pre-Merger shell operations in connection with the Merger, there can be no assurance that such transfer will release us of all such liabilities.  If the transferee does not pay such liabilities or unknown liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

Risks Related to Our Common Stock

We do not expect to pay dividends on our common stock.

We have no plans to pay dividends on our common stock for the foreseeable future.  We intend to retain future earning to fund operations and future capital requirements. Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

A trading market for our common stock may not develop or be sustained, and you may not be able to resell your common stock.

No trading market for our shares presently exists.  We cannot assure you that a market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained.  As a result you may not be able to resell your common stock.

Our common stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

Our common stock is controlled by a group of affiliated stockholders.

Approximately 63.75% of our common stock is controlled by a group of affiliated stockholders.  Such concentrated control of the Company may adversely affect the price of our common stock.  Investors who acquire common stock may have no effective voice in the management of the Company. Sales by this group of stockholders, along with any other market transactions, could affect the market price of the common stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. The filing of this Current Report on Form 8-K starts the running of such one year period. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of September 21, 2011, there were 82,547,775 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former Rackwise stockholders in the Merger) and no shares of our preferred stock outstanding. There are 13,500,000 shares of our common stock reserved for issuance under our 2011 Equity Incentive Plan.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.   The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this Current Report on Form 8-K, including our audited financial statements for the years ended December 31, 2010 and 2009, our unaudited financial statements for the six months ended June 30, 2011 and 2010 and the related notes. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Visual Network Design, Inc. (d/b/a Rackwise), a Delaware corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Current Report on Form 8-K. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We are a software development, sales and marketing company. Our products uniquely manage and correlate the physical attributes and connectivity of the far reaching and complicated computer equipment of over 130 customer data centers worldwide. Within the data center industry, we specifically provide a complete set of industry unique solutions that have been previously unavailable relative to all physical aspects of the data center by providing reporting on critical present day issues of power consumption, power efficiency, carbon footprint, green grid, and density requirements. This reporting allows customers to plan data center expansions and contractions as well as equipment usage more effectively and results in significant economic savings for the customer.

We expect that with the infusion of additional capital and with additional management we will be able to increase sales, professional services, and expand the breadth of our product offerings. We intend to do the following:

•	Add interfaces to our existing products, which would make us a differentiator in the market.

•	Establish industry partners, “value added resellers”, or VARs, and strategic services partners to perform some of the services we are being asked to perform post sales cycles.

•
Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.

•	Expand the current sales model of one team to six teams covering three regions and build a vertical sales model to address data center centric industry segments.

•	Expand our products to include monitoring and managing the balance of the customer’s technology enterprises.

Recent Developments and Trends

On September 21, 2011, (1) most of our non-bridge convertible notes were converted into common stock; (2) we consummated the Merger with CAHA; (3) our stockholders exchanged their common stock for common stock and warrants of CAHA; (4) we assigned our bridge notes to CAHA; (5) the bridge notes were converted into common stock and warrants of CAHA. As a result of these developments, we expect (a) to have an improved working capital position; (b) to take an immediate charge for the outstanding debt discount and deferred financing cost balances; (c) to have significantly reduced ongoing charges for interest expense, amortization of debt discount, amortization of deferred financing costs and gain on change in fair value of derivative liabilities (the latter of which related to conversion options associated with the convertible notes). Furthermore, if we are successful in raising the maximum offering amount, we expect to increase our operating costs in the pursuit of revenue growth.

Revenues

Revenues are generated from the licensing, subscription and maintenance of our enterprise software product and to a lesser extent professional services fees.

Direct cost of revenues

Direct cost of revenues includes the cost of server hosting, the cost of installing our software for new clients, commissions to third parties for installation of our software, the costs of support and operations dedicated to customer services and the costs of maintaining and amortizing our proprietary database.

Sales and marketing expenses

Sales expenses consist of compensation and overhead associated with our channel sales, inside sales, direct sales and product sales support functions. Marketing expenses consist primarily of compensation and overhead associated with our marketing function, trade shows and Google ads, which are used as a main source of sales leads.

Research and development expenses

Research and development expenses consist mainly of compensation and overhead of research and development personnel and professional services firms performing research and development functions, plus amortization of our proprietary database.

General and administrative expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, net

Interest, net consists primarily of interest expense associated with our notes payable.

Amortization of debt discount

Amortization of debt discount represents the amortization of the debt discount over the shorter of (a) the term of the related debt, or (b) the conversion of the debt into equity instruments. Debt discount consists of the fair value of the conversion options associated with certain debt, plus the fair value of the warrants provided to certain debt holders.

Amortization of deferred financing costs

Amortization of deferred financing costs represents the amortization of the deferred financing costs over the shorter of (a) the term of the related debt, or (b) the conversion of the debt into equity instruments. Deferred financing costs represent the professional fees incurred in conjunction with our debt financing activities.

Gain on change in fair value of derivative liabilities

Gain on change in fair value of derivative liabilities represents the change in the fair value of derivative liabilities over a reporting period, since derivative liabilities are required to be revalued at each reporting date.

Results of Operations

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

Overview

We reported net losses of $2,165,537 and $1,642,953 for the six months ended June 30, 2011 and 2010, respectively. The increase in net loss of $522,584, or 32%, is primarily due to the $231,654 decrease in gross profit, plus the $290,930 net increase in operating and other expenses, including a $92,261 increase in interest expense, a $445,402 decrease in the gain on change in fair value of derivative liabilities, a $168,570 increase in the amortization of deferred financing costs and a $16,484 increase in operating expenses; partially offset by a $431,787 decrease in the amortization of debt discount.

Revenues

Our revenues for the six months ended June 30, 2011 were $796,581 as compared to revenues of $1,101,325 for the six months ended June 30, 2010. Revenues decreased by $304,744, or 28%. Licensing revenues were $259,045 as compared to $455,151 in the prior year, a decrease of $196,106, or 43%, due to reduced productivity as a result of the departure of the Vice President of Sales and the rebuilding of the sales department. Maintenance revenues were $489,779 as compared to $409,875 in the prior year, an increase of $79,904, or 19%, due to maintenance renewals from the prior year along with revenue from new license sales. Subscription revenues were $47,757 as compared to $177,740 in the prior year, a decrease of $129,983, or 73%, due to a shift from subscription sales to licensing sales as well as the rebuilding of the sales force. The Company recorded no professional service revenues during the six months ended June 30, 2011 as compared to $58,558 in the prior period; however, as of June 30, 2011, there are approximately $37,000 of professional service deferred revenues pending installation.

Direct cost of revenues

The direct cost of revenues during the six months ended June 30, 2011 and 2010 was $98,471 and $171,561, respectively, representing a decrease of $73,090, or 43%. The decrease in direct cost of revenues resulted primarily from a decrease in wages for employees in the installation and client support functions that left and were not replaced as a cash conservation measure. The direct cost of revenues as a percentage of revenues was approximately 12% and 16% for the six months ended June 30, 2011 and 2010, respectively.

Sales and marketing expenses

Sales and marketing expenses decreased by $179,145, or 24%, during the six months ended June 30, 2011 to $577,575 from $756,720 during the six months ended June 30, 2010. Sales and marketing expenses consisted of marketing expenses of $79,215 and $192,794 during the six months ended June 30, 2011 and 2010, respectively, and sales expenses of $498,360 and $563,926 during the six months ended June 30, 2011 and 2010, respectively.

The decrease of $113,579, or 59%, in marketing expenses resulted primarily from a $55,000 decrease due to a cutback in the marketing department, a $45,000 decrease in the use of Google ads and a $17,000 decrease in costs associated with participating in trade shows, all as cash conservation measures, partially offset by an increase in the use of sales conferencing.

Sales expenses decreased by $65,566, or 12%. Channel sales decreased $93,196, or 94%. This decrease resulted primarily from the elimination of the manager in the second half of 2010 as our overall channel approach was cut back due to poor results in previous years. Inside sales decreased by $50,376, or 93%, due to a decrease in headcount, partially due to a cash conversation measure. Product sales support expenses decreased by 99% to $1,402 during the six months ended June 30, 2011 from $117,227 during the six months ended June 30, 2010, due to a decrease in headcount. Direct sales increased by $193,832, or 66%, to $486,769, during the six months ended June 30, 2011. This increase was primarily due to an increase in direct sales personnel and our relocation to new office space.

Research and development expenses

Research and development expenses decreased by $80,133, or 15%, during the six months ended June 30, 2011 to $445,273 from $525,406 during the six months ended June 30, 2010. Wages decreased by $29,000 and consulting fees decreased by $66,000 as a result of the termination of a consultant and an employee in the first half of 2011, both decreases due to cash conservation measures, partially offset by a $15,000 increase due to the relocation to our new office space as well as increased IT expense.

General and administrative expenses

General and administrative expenses were $1,256,796 during the six months ended June 30, 2011 as compared to $981,034 during the six months ended June 30, 2010, an increase of $275,762, or 28%. This increase resulted primarily from an increase of $185,000 in wages due to the Company’s new Chief Executive Officer as well as other new executives, $120,000 of stock based compensation expense related to awards granted to the new Chief Executive Officer and $190,000 of additional professional fees associated with the merger. These increases were partially offset by a $65,000 decrease in fees related to capital raising activities, a $65,000 decrease in the use of our accounts receivable factoring agreement due to lower receivables and a $110,000 reduction in other professional fees.

Interest, net

Interest expense was $283,390 during the six months ended June 30, 2011 as compared to $191,129 during the six months ended June 30, 2010, representing an increase of $92,261, or 48%. The increase resulted primarily from additional borrowings in 2011.

Amortization of debt discount

During the six months ended June 30, 2011, we recorded expense of $509,263 for amortization of debt discount as compared to $941,050 during the six months ended June 30, 2010, representing a decrease of $431,787, or 46%. The decrease resulted primarily from the debt discount associated with the 2009 note issuances to related parties becoming fully amortized in 2010.  This decrease was partially offset by amortization of debt discount associated with 2010 related party note issuances being amortized in 2011.

Amortization of deferred financing costs

During the six months ended June 30, 2011, we recorded expense of $168,570 for amortization of deferred financing costs as compared to none during the six months ended June 30, 2010. Amortization of deferred financing costs increased primarily as a result of the 2011 issuance of the bridge notes.

Gain on change in fair value of derivative liabilities

During the six months ended June 30, 2011, we recorded a gain from the change in fair value of our derivative liabilities of $377,220 as compared to a gain of $822,622 during the six months ended June 30, 2010, representing a decrease of $445,402, or 54%. Our derivative liabilities tend to decrease in value as the remaining term of the underlying instrument decreases, which results in a gain in the statement of operations. The decrease resulted primarily from the derivative liabilities associated with the 2009 note issuances having no gains for the six months ended June 30, 2011, as opposed to a full period of gains for the six months ended June 30, 2010, the derivative liabilities associated with 2010 note issuances having a partial or full period of gains for the six months ended June 30, 2011, as opposed to a partial period or no gains for the six months ended June 30, 2010; partially offset by the derivative liabilities associated with the small quantity of bridge note issuances having a partial period of gains for the six months ended June 30, 2011, as opposed to no gains for the six months ended June 30, 2010.

Year ended December 31, 2010 Compared to the Year ended December 31, 2009

Overview

We reported net losses of $4,089,658 and $4,965,937 for the years ended December 31, 2010 and 2009, respectively. The decrease in net loss of $876,279, or 18%, is primarily due to the $809,034 net decrease in operating and other expenses, including a $1,868,801 decrease in interest expense and a $658,833 increase in the change in fair value of derivative liabilities; partially offset by a $1,635,927 increase in the amortization of debt discount.

Revenues

Our revenues for the year ended December 31, 2010 were $2,608,809 as compared to revenues of $2,665,874, for the year ended December 31, 2009. Revenues decreased by $57,065, or 2%. Licensing revenues were $1,139,847 as compared to $1,350,082 in the prior year, a decrease of $210,234, or 16%, due to the lack of productivity as a result of the near term departure of the Vice President of Sales.   Maintenance revenues were $852,886 as compared to $599,903 in the prior year, an increase of $252,982, or 42%, due to maintenance renewals from the prior year along with revenue from new license sales. Subscription revenues were $394,164 as compared to $552,390 in the prior year, a decrease of $158,226, or 29%, due to a shift in focus to licensing. Professional service revenues were $221,915 as compared to $163,499 in the prior year, an increase of $58,415, or 36%, due to an increase in demand.

Direct cost of revenues

The direct cost of revenues during the years ended December 31, 2010 and 2009 were $362,768 and $524,540, respectively, representing a decrease of $161,772, or 31%. The decrease in direct cost of revenues resulted primarily from a decrease of approximately $90,000 in wages for employees in the installation and client support functions that left and were not replaced, as a cash conservation measure, a decrease of approximately $20,000 in third party commissions for installations as such work has been brought in-house, and a decrease of approximately $45,000 in server hosting costs. The direct cost of revenues as a percentage of revenues was approximately 14% and 20% for the periods ending December 31, 2010 and December 31, 2009, respectively.

Sales and marketing expenses

Sales and marketing expenses decreased by $68,676, or 4%, in 2010 to $1,570,519 from $1,639,195 in 2009. Sales and marketing expenses consisted of marketing expenses of $356,518 and $316,515 in 2010 and 2009, respectively, and sales expenses of $1,214,001 and $1,322,680 in 2010 and 2009, respectively.

The increase of $40,000, or 12.5%, in marketing expense resulted primarily from a $40,000 increase in the use of Google ads and a $20,000 increase in the costs associated with participating in trade shows, partially offset by a decrease of $20,000 in wages resulting from a decrease in personnel during the second half of 2010 as compared to 2009.

Sales expenses decreased by $108,679, or 8%. Channel sales, which account for approximately 15% of all sales costs, decreased approximately $60,000, or 25%. This decrease resulted primarily from the elimination of the manager in the second half of 2010 as our overall channel approach was cut back due to poor results in 2009 and 2010. Inside sales, which account for approximately 8% of all sales costs, increased by approximately $20,000, or 20%, due to a slight increase in headcount.   Product sales support expenses, which accounts for approximately 25% of all sales costs, increased by approximately $90,000, or 50%. This increase was primarily due to the hiring of a technical consultant in 2010 to aid sales efforts as well as increased travel and commissions due to utilizing personnel from the home office area more to aid sales closings in 2010. Direct sales, which accounts for approximately 56% of all sales costs, decreased by approximately $110,000, or 15%. This decrease was due to a decrease in direct sales personnel and the elimination of a consultant.

Research and development expenses

Research and development expenses decreased by $81,652, or 8%, in 2010 to $948,636 from $1,030,288 in 2009. The decrease in expenses is primarily due to the fact that wages decreased by approximately $33,000 and consulting fees decreased by approximately $55,000 as a result of the termination of a consultant and an employee in the second half of 2010.

General and administrative expenses

General and administrative expenses were $2,219,481 in 2010 as compared to $2,031,691, an increase of $187,790, or 9%. This increase resulted primarily from an increase of approximately $180,000 in wages due to our new Chief Executive Officer, approximately $215,000 of additional financing fees associated with the use of our accounts receivable factoring arrangement for a full year in 2010 as compared to half the year in 2009 and approximately $56,000 in increased travel expenses relating to capital raising activities. These increases were partially offset by an approximately $280,000 decrease in legal costs from 2009 that related to an attempted merger in 2009 and an approximate $118,000 decrease in 2010 bonus expense due to the reversal of an accrued bonus from prior years that we decided would not be paid out.

Interest, net

Interest expense was $416,428 for 2010 as compared to $2,285,229 in 2009, representing a decrease of $1,868,801 or 82%. The decrease resulted primarily from the conversion of debt into equity in 2009 and the reduction in interest expense as a result of the conversion, offset by the non-cash charges that were classified as interest expense that were associated with our issuance of warrants upon conversion of debt ($1,034,981) and our issuance of additional shares to note holders ($663,650).

Amortization of debt discount

During 2010, we recorded an expense of $1,980,224 for amortization of debt discount as compared to $344,397 in 2009, representing an increase of $1,635,927, or 475%.   Amortization of deferred debt discount increased primarily as a result of the debt discount associated with the 2009 note issuances to related parties, being amortized for close to a full year in 2010 as opposed to a small portion of the year in 2009; and the debt discount associated with the 2010 note issuances being amortized for a partial year in 2010 as opposed to none in 2009.

Gain on change in fair value of derivative liabilities

During 2010, we recorded a gain from the change in fair value of our derivative liabilities of $787,433 as compared to a gain of $128,600 in 2009, representing an increase of $658,833, or 512%. Our derivative liabilities tend to decrease in value as the remaining term of the underlying instrument decreases, which results in a gain in the statement of operations. The increase resulted primarily from the derivative liabilities associated with the 2009 note issuances having close to a full year of gains as opposed to gains for a short portion of the year in 2009, the derivative liabilities associated with the 2010 note issuances having a partial year of gains as opposed to no gains in 2009; partially offset by a $572,360 charge associated with an increase in the value of the derivative liabilities on December 31, 2010 when the terms of the derivative liabilities were all extended to August 15, 2011.

Liquidity and Capital Resources

We measure our liquidity a variety of ways, including the following:

	June 30,	December 30,	December 30,
	2011	2010	2009
	(unaudited)

Cash	$74,060	$47,366	$4,890
Working Capital Deficiency	$ (9,236,788)	$(7,268,049)	$(3,491,547)
Notes Payable (Gross - Current)	$4,850,757	$3,362,757	$1,909,000

Prior to the Merger (see “Recent Developments” below), we relied primarily on debt financing from our directors and principal stockholders and their affiliates to fund our operations. The Company borrowed an aggregate of $850,000, $1,487,980, $1,214,882 (net of repayments of $200,000) and $1,679,000 subsequent to June 30, 2011, during the six months ended June 30, 2011 and during the years ended December 31, 2010 and 2009, respectively.

Concurrent with the Merger, we converted most of our indebtedness to common stock and CAHA sold additional common stock and warrants for $797,500 of aggregate gross proceeds in the offering (see “Recent Developments” below).  However, we anticipate that will need to raise approximately $2,000,000 to $3,000,000 in additional capital in the next month in order to fund our revenue growth plan. In addition, we may need to raise additional capital to sustain our existing operations. Whether we will need to raise further capital to sustain our existing operations will depend on how quickly our newly hired sales people are able to increase our revenues. We do not currently anticipate any material capital expenditures. CAHA plans to continue to raise capital for thirty days following the closing of the Merger and the initial closing of the offering in order to meet these liquidity needs.

Recent Developments

In April 2011, the Internal Revenue Service placed a Federal tax lien of approximately $179,000 against us in connection with a portion of our unpaid payroll taxes.

On July 29, 2011, our Board authorized us, conditional upon the effectiveness of the Merger, to forgive and write-off a note receivable of $187,717 from one of our officers and a stockholder and award him a bonus of approximately $143,000 in order to cover taxes associated with income from the forgiveness of the note. The bonus will be paid when the tax is due.

From April through August 2011, we issued bridge notes with an aggregate principal amount of $2,275,000 to third parties which were scheduled to mature between October 2011 and February 2012. Approximately $143,500 of additional deferred financing costs were incurred. The bridge notes bore interest at 10% per annum.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the Merger: (1) all of our outstanding convertible notes (excluding our bridge notes), plus the related accrued interest, converted into an aggregate of 15,425,196 shares of our common stock; (2) warrants to purchase 1,271,178 shares of common stock were exercised for total proceeds of $3,045 and all of the remaining warrants were cancelled; and (3) all of the outstanding options to purchase shares of our common stock were cancelled.

On September 21, 2011, we entered into the Merger Agreement and consummated the Merger with CAHA. Pursuant to the Merger Agreement, our stockholders received an aggregate of 72.7% of CAHA (following the initial closing of the private offering, discussed below) as a result of exchanging each share of our common stock for (1) 1.27126 shares of common stock of CAHA and (2) 1.27126 warrants, each to purchase one-half share of common stock of CAHA.

Concurrent with the closing of the Merger, CAHA issued 12,547,757 shares of common stock and five year warrants to purchase 6,273,880 shares of CAHA common stock at a price of $0.625 per share, in exchange for $3,136,938 of aggregate gross proceeds (before deducting $92,150 of issuance costs) pursuant to the terms of the offering, which included the conversion of the full $2,275,000 of principal amount, plus accrued interest, of the outstanding bridge notes (after we assigned them to CAHA).

Availability of Additional Funds

As a result of the above developments, which raised additional cash and, importantly, resulted in the conversion of most of our indebtedness into equity, our working capital situation improved.  Notwithstanding these developments, we anticipate that we will need to raise approximately $2,000,000 to $3,000,000 in additional capital in the next month to implement our revenue growth plan.  In addition, we may need to raise additional capital to sustain our existing operations. Whether we will need to raise further capital to sustain our existing operations will depend on how quickly our newly hired sales people are able to increase our revenues. Our operating needs include the planned costs to operate our business, including amounts required to broaden our product line(s) and enhance our marketing efforts in order to increase revenues.

Our future capital requirements will depend on many factors, including our ability to successfully market our products and services (and increase our revenues, most critically, in the next month), competing technological and market developments, and the need to complement our product and service offerings. CAHA plans to continue raising capital for thirty days following the closing of the Merger and the initial offering round to meet these liquidity needs.

We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

These conditions raise doubt about our ability to continue as a going concern. Our audited and unaudited condensed financial statements included elsewhere in this Current Report on Form 8-K have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Cash Flows

Operating Activities

 Net cash used in operating activities for the six months ended June 30, 2011 and 2010, amounted to $1,012,823 and $960,585, respectively. During the six months ended June 30, 2011, the net cash used in operating activities was primarily attributable to the net loss of $2,165,537, adjusted for an aggregate of $444,246 of non-cash expenses, a $616,587 decrease in due to factor as a result of a decline in accounts receivable pledged to a factor, and a $196,419 decrease in deferred revenues due to a decrease in revenue; partially offset by a $1,056,228 decrease in accounts receivable, a $277,914 increase in accrued interest and a $187,698 increase in accrued expenses. During the six months ended June 30, 2010, the net cash used in operating activities was primarily attributable to the net loss of $1,642,953, adjusted for an aggregate of $2,479,821 of non-cash expenses, a $412,424 decrease in amounts due to factor as a result of a decline in accounts receivable pledged to a factor; partially offset by a $520,118 decrease in accounts receivable due to decline in revenue, a $165,401 increase in accrued interest and a $173,928 increase in accounts payable.

Net cash used in operating activities for the years ended December 31, 2010 and 2009, amounted to $1,155,071 and $1,595,359, respectively.  During the year ended December 31, 2010, the net cash used in operating activities was primarily attributable to the net loss of $4,089,658, adjusted for an aggregate of $1,701,185 of non-cash expenses and a $239,480 increase in accounts receivable; partially offset by a $370,725, $341,573, $323,435, $202,622 and $199,902 increase in accrued expenses, accrued interest - related parties due, accounts payable – related parties from fees incurred for transaction charges and consulting fees, deferred revenues and due to factor for charges as a result of an increase in accounts receivable pledged to a factor, respectively. During the year ended December 31, 2009, the net cash used in operating activities was primarily attributable to the net loss of $4,965,937, adjusted for an aggregate of $1,701,185 of non-cash expenses, a $535,785 increase in accounts receivable and a $171,161 decrease in accrued expenses; partially offset by a $746,888 increase in the due to factor as a result of an increase in accounts receivable pledged to a factor, a $419,398 increase in accounts payable and a $424,754 increase in accrued interest.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2011 and 2010 amounted to $53,382 and $112,629, respectively. The net cash used in investing activities for the six months ended June 30, 2011 related to the purchase of fixed assets totaling $14,898 and acquisition of intangible assets (schematic of the computer systems which are referred to as “Shapes” for our database library) totaling $38,484.  The net cash used in investing activities for the six months ended June 30, 2010 related to the purchase of fixed assets totaling $34,255 and acquisition of intangible assets, Shapes, for our database library, totaling $78,374.

Net cash used in investing activities for the years ended December 31, 2010 and 2009 amounted to $249,726 and $142,995, respectively. The net cash used in investing activities in 2010 related to the purchase of fixed assets totaling $68,113 and intangible assets (Shapes for our database library) totaling $181,613.  The net cash used in investing activities in 2009 related to the purchase of fixed assets totaling $28,245 and intangible assets, Shapes, for our database library, totaling $114,750.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2011 and 2010 amounted to $1,092,899 and $1,208,399, respectively. For the six months ended June 30, 2011, the net cash provided by financing activities resulted primarily from new borrowings of $1,487,980; partially offset by $391,630 of deferred financing costs. For the six months ended June 30, 2010, the net cash provided by financing activities resulted primarily from new borrowings of $1,414,882; partially offset by $200,000 of notes payable repayments.

Net cash provided by financing activities for the years ended December 31, 2010 and 2009 amounted to $1,447,273 and $1,682,254, respectively. For 2010, the net cash provided by financing activities resulted primarily from new borrowings of $1,653,757; partially offset by $200,000 of notes payable repayments. For 2009, the net cash provided by financing activities resulted primarily from new borrowings of $1,679,000.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying condensed financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. In order to fund our current and future cash requirements, we have entered into agreements to raise additional funds through an equity financing. We are also in the process of exploring strategies to increase our existing revenues. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing to fund our operations on terms agreeable to us. These matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Interim Financial Statements

Our unaudited condensed financial statements included herein have been prepared in accordance U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In our opinion, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes. Actual results could differ from those estimates. Our significant estimates and assumptions are stock-based compensation, the useful lives of fixed assets and intangibles, allowance for income taxes, bad debts and factoring fees, fair value of derivative liabilities and warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use the binomial lattice option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Capitalized Software Development Costs

We capitalize software development costs in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) topic 985, “Software”. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by us with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Intangible Assets

Intangible assets consist of a library of schematic data, referred to as shapes, which our customers use as comparative blueprints to help visualize the computer equipment they have purchased. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Revenue Recognition

 In accordance with ASC topic 985-605, “Software Revenue Recognition”, license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for each of the elements. We have determined that VSOE exists for both the delivered and undelivered elements of a multiple-element arrangement, whereby the only undelivered component of the agreement relates to post-contract customer support (“PCS”) services. The total fair value of the undelivered elements, as indicated by VSOE of fair value, is deferred and subsequently recognized ratably over the contract period in accordance ASC topic 985-605.

We provide professional services to our customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. We also provide volume discounts to various customers. In accordance with ASC topic 985-605, the discount is allocated to the delivered elements of the multiple-element arrangement and recognized accordingly.

We defer revenue for software license agreements, subscription agreements and maintenance when cash has been received from the customer and the agreement does not qualify for recognition under ASC topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in our accompanying statements of operations.

Recent Accounting Pronouncements

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011.The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 21, 2011, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Visual Network Design, Inc., 101 California Street, Suite 2450, San Francisco, CA 94111.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership1		Percentage of Class2
Emmett DeMoss	6,260,307	(3)	7.40%
Robert B. Ney	—		—
Michael Peth	—		—
Doug MacRae	—		—
Steve Solodoff	—		—
Edward Feighan	450,000		*
Sherman Henderson	—		—
Kenneth Spiegeland	—		—
Gordon V. Smith	11,069,046	(4)	12.84%
8716 Crider Brook Way
Potomac, MD 20854
Black Diamond Holdings, LLC	36,136,173	(5)	38.20%
1610 Wynkoop Street, Suite 400
Denver, CO 80202
Rackwise Funding, LLC	26,933,036	(6)	29.43%
1610 Wynkoop Street, Suite 400
Denver, CO 80202
All directors and executive officers as a group (8 persons)	6,710,307	(7)	7.93%

*Less than 1%

1
Except as otherwise indicated, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed, which includes shares of common stock that such persons have the right to acquire within 60 days from September 21, 2011.

2
Percentages are based upon 82,547,775 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former Rackwise stockholders in the Merger) outstanding as of September 21, 2011, after giving effect to the Merger, the offering and the Split-Off.

3	Includes 2,086,769 shares of our common stock issuable within 60 days upon exercise of 4,173,538 warrants, each to purchase one-half share of our common stock.

4	Includes 3,689,682 shares of our common stock issuable within 60 days upon exercise of 7,379,364 warrants, each to purchase one-half share of our common stock.

5	Includes 12,045,391 shares of our common stock issuable within 60 days upon exercise of 24,090,782 warrants, each to purchase one-half share of our common stock.

6	Includes 8,977,679 shares of our common stock issuable within 60 days upon exercise of 17,955,357 warrants, each to purchase one-half share of our common stock.

7	Includes 2,086,769 shares of our common stock issuable within 60 days upon exercise of 4,173,538 warrants, each to purchase one-half share of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Merger:

Name	Age	Title

Emmett DeMoss	75	Executive Chairman of the Board of Directors

Robert B. Ney	63	Chief Executive Officer, President and Director

Michael Peth	60	Chief Operating Officer and Sr. Vice President Global Services

Doug MacRae	49	Chief Technology Officer and Vice President of Product Development

Steve Solodoff	55	Interim Chief Financial Officer

Edward Feighan	63	Director

Sherman Henderson	68	Director

Kenneth Spiegeland	47	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Emmett DeMoss, Executive Chairman of the Board of Directors

Mr. Emmett DeMoss was appointed to our Board of Directors on September 21, 2011.  He founded Rackwise in 2003 and served as its chief executive officer, president, and chairman of the board from inception to June 2010, and as secretary from inception until 2007.  From June 2010 through the date of the Merger, he served as executive chairman of the board of Rackwise.  Prior to founding Rackwise, Mr. DeMoss was the chief executive officer of Design Power, Inc., a software development firm, from September 2001 to December 2002. In 1995, Mr. DeMoss founded RealBid, LLC, an internet company that created indicative bids on real estate assets, and served as its managing director through 1999, at which time it was acquired by COMPS.  Following the acquisition of RealBid by COMPS, Mr. DeMoss became its senior vice president, a position he held until RealBid was subsequently acquired by CoStar in 2001.  Mr. DeMoss received a BSE from Princeton University and an MBA from Stanford University’s Graduate School of Business.

Robert B. Ney, Chief Executive Officer, President, Director

Mr. Robert Ney was appointed as a director and our Chief Executive Officer and President on September 21, 2011.  Prior to the Merger, he served as a director of Rackwise and as Rackwise's chief executive officer and president commencing in June 21, 2010.  From August 2005 to June 2011, he served as the managing partner of Andre Meyer Group, a merchant banking firm specializing in technology, financial services, alternative energies, media, health care, and consumer products.  From July 2004 to August 2005, Mr. Ney serviced as managing partner of White Ventures, Ltd., a private equity firm headquartered in Dallas, Texas.  Prior to joining White Ventures, from December 2002 to July 2004, he served as president and chief executive officer of Polivec Inc., a software development company.  From September 2002 to July 2004, Mr. Ney was a venture partner with Crimson Ventures, an international private equity firm.  Mr. Ney served as the president and chief executive officer of Elagent Inc., an enterprise software business intelligence product company providing applications for Fortune 100 companies from January 2001 through September 2002.  Prior to joining Elegant, he served as president and chief executive officer of Lexica LLC, an XML based collaborative e-commerce infrastructure software company, from November 1999 to January 2001. Mr. Ney served as the chief executive officer of InsureZone, Inc., an insurance eMarketplace fulfillment company serving banks and other large corporations offering full service insurance products, from December 1999 to January 2001.  Prior to joining InsureZone, he served as chief executive officer and chairman of the board of Bridge Pointe Software, Inc., an enterprise software company providing the means of leveraging data and content within existing and disparate ERP applications (SAP, Baan, PeopleSoft, Oracle), from October 1996 to November 1999.  Previously, from February 1991 to July 1995, Mr. Ney served as chief executive officer and president of Soda Creek Technologies, Inc., an imaging software company providing software applications and turnkey solutions to companies in the areas of complex document imaging retrieval.  From December 1987 to November 1991, he served as vice president of worldwide support and services of Ingres, Corp., a global leading relational database company.  Prior to joining Ingres, from February 1982 to December 1987, Mr. Ney served as vice president of worldwide product support for Oracle Corporation.

Michael Peth, Chief Operating Officer and Sr. Vice President Global Services

Mr. Michael Peth was appointed as our Chief Operating Officer and Sr. Vice President Global Services on September 21, 2011.  Prior to the Merger, he served as Rackwise's chief operating officer and sr. vice president global services commencing in March 2011. Prior to joining Rackwise, from 2007 to 2011, Mr. Peth was employed as a technical buyer, responsible for handling information technology acquisitions, for San Jose State University.  From 2005 to 2007, he was a program manager and the director of professional services and support for the US and Latin American divisions, concurrently, of Hyperion Corporation, a business analytics corporation.  From 2004 to 2005, Mr. Peth served as a senior director solutions delivery, government, education and healthcare of PeopleSoft Corporation, an enterprise financial systems software corporation. Prior to joining PeopleSoft, he served as executive vice president/COO, global operations and professional services/support for Timogen Systems, Inc., a supply chain software developer, from 2003 to 2004.  During this same period, Mr. Peth also served as chief operating officer and legal representative of DingQuiang Software, Timogen's Chinese development subsidiary.  From 1998 to 2003, he served as the senior practice director, government, education and healthcare for Oracle Corporation.  Mr. Peth graduated with a BA in Journalism and a BS in Finance with Honors from San Jose State University.

Doug MacRae, Chief Technology Officer and Vice President of Product Development

Mr. Doug MacRae was appointed our Chief Technology Officer and Vice President of Product Development on September 21, 2011.  Prior to the Merger, he served as Rackwise's chief technology officer and vice president of product development commencing in January 2011. Mr. MacRae joined Rackwise in October 2008 as Director of Product Development and held that position until January 2011. Prior to joining Rackwise, Mr. MacRae served as director of product development for NetCentrics, Inc., a corporation specializing in the development of software products for innovation process management from January 2005 to September 2008. Mr. MacRae served as product development manager – enterprise applications for VisionAIR, a software company focused on the homeland security and public safety industries from October 2002 to January 2005. Prior to joining VisionAIR, he served as chief technology officer for Furndex, Inc., a SaaS supply chain software vendor from June 2000 to July 2002. From September 1996 to June 2000, Mr. MacRae served as senior software system architect for Engineous Software, Inc., a company specializing in design optimization software.  Mr. MacRae graduated with a BS in Mechanical Engineering from Clemson University and an MS in Engineering Mechanics from Virginia Tech.

Steve Solodoff, Interim Chief Financial Officer

Mr. Steve Solodoff was appointed as our Interim Chief Financial Officer on September 21, 2011.  Prior to the Merger, he served as Rackwise's chief financial officer on a contract basis commencing in August 2008.  Since May 2006, Mr. Solodoff has also served as a consultant providing interim chief financial officer services to venture capital-backed and start-up ventures.  Between May 2004 and June 2006, he served as chief financial officer of FunMobility, Inc., a start-up company that provides cellular phone applications for the mobile entertainment industry.  Prior to joining FunMobility, from November 2001 to April 2004, Mr. Solodoff provided financial consulting services as chief financial officer to a variety of small- to medium-sized businesses.  From March 2000 to October 2001, Mr. Solodoff served as chief financial officer of Starmine, Inc., a financial services software firm.  From May 1995 to June 1999, Mr. Solodoff served as Director of Finance for Radiant Systems, a Nasdaq listed company.  Mr. Solodoff attended Dowling College and Hofstra University in New York and received his BBA in Accounting.

Edward Feighan, Director

Mr. Edward F. Feighan was appointed to our Board of Directors on September 21, 2011.  He is currently chief operating officer of Evergreen National Indemnity Corporation and Continental Heritage Indemnity Corporation, specialty property and casualty insurance companies.  Additionally, he serves as a member of the Board of Directors of both Evergreen and Continental, as well as of the parent holding company, ProAlliance Holdings Corporation.  Mr. Feighan has held those positions since 2009.  From 2004 through 2008, Mr. Feighan was chairman, president and chief executive officer of ProCentury Corporation, a Nasdaq listed, Columbus, Ohio based holding company for Century Insurance Group, which is a specialty property/casualty insurance group which underwrites general liability, commercial property, and commercial multi-peril insurance for small and mid-sized businesses throughout the United States.  Mr. Feighan has been an investor and Board member of ProCentury and ProAlliance since 2000, and has been involved with the insurance subsidiaries in various capacities, including serving as a Board member, since 1993.  From 1998 through 2000, he served as the Managing Partner of Alliance Financial, Ltd., an Ohio-based boutique merchant banking firm specializing in mergers and acquisitions in the financial services sector.  From November, 1996 to December, 1997, Mr. Feighan served as the founding president, chief executive officer and director of Century Business Services, Inc., a Nasdaq listed company. Beginning in 1972, Feighan held elected offices for 20 consecutive years.  He served as an Ohio State Representative for six years, a Cuyahoga County Commissioner for four years and a Member of the United States House of Representatives for 10 years. Mr. Feighan earned a law degree from Cleveland State University in 1978 after completing his undergraduate studies at Borromeo Catholic Seminary, Cleveland, Ohio, and Loyola University, New Orleans, Louisiana.

Sherman Henderson, Director

Mr. J. Sherman Henderson III was appointed to our Board of Directors on September 21, 2011.  He is chair emeritus and founder of Lightyear Network Solutions, an established provider of data, voice and wireless telecommunication services to approximately 60,000 business and residential customers throughout North America. Mr. Henderson has more than 37 years of business experience, including roles spanning company ownership, sales, marketing and management. He began his career in the telecom industry in 1986, when he oversaw Charter Network, a long-distance carrier serving the Midwestern United States. He founded Lightyear, which began operations as UniDial, in 1993 in Louisville, Kentucky. Mr. Henderson served six terms as chairman of COMPTEL, the leading association representing competitive communications service providers and their supplier partners.  Mr. Henderson earned a Bachelor’s degree in Business Administration from Florida State University. He also serves as a director of Beacon Enterprise Solutions Group Inc. and is a member of that company’s compensation committee.

Kenneth Spiegeland, Director

Mr. Kenneth Spiegeland has served on our Board of Directors since February 1, 2011. From February 1, 2011 through September 21, 2011, he served as our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. He has been a Senior Account Manager with Concord Private Jet since January 2010.  From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our principal executive officer and the two most highly compensated executive officers other than our principal executive officer, who were serving as such as of December 31, 2010 (each a “Named Executive Officer” and collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Robert B. Ney,	2010	125,000	62,500	2,481,791	2,669,291
Chief Executive Officer,
President
Emmett DeMoss,	2010	225,000	—	—	225,000
Executive Chairman of the	2009	225,000	—	—	225,000
Board	2008	182,000	—	45,989	227,989
Doug MacRae,	2010	140,000	18,000	—	158,000
Chief Technology Officer	2009	140,000	18,500	—	158,500
and Vice President of	2008	11,500	5,000	49,000	65,500
Product Development

*	Perquisites and other personal benefits provided to such named executive officer had a total value of less than $10,000.

Employment Agreements

On each of June 21, 2010, December 7, 2007, and September 18, 2008, Rackwise entered into offers of employment with each of Messrs. Ney, DeMoss and MacRae, respectively, pursuant to which they serve as Rackwise’s Chief Executive Officer, Executive Chairman of the Board of Directors and Chief Technology Officer, respectively. The offers of employment provide for annual base salary of $250,000, $225,000 and $140,000 for each of Messrs. Ney, DeMoss and MacRae, respectively.  In addition, each of Messrs. Ney and DeMoss are eligible to earn a bonus of up to 50% of their base salary based upon their respective achievements as determined by the Company's board of directors.  Mr. MacRae is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor.

Each of Messrs. Ney and DeMoss are entitled to 12 months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements). Lastly, each of Messrs. Ney, DeMoss and MacRae have signed a confidentiality and proprietary rights agreement pursuant to which they have each agreed to maintain as confidential any of our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property and agreed not to solicit any of our employees, officers, directors, customers and suppliers for a period of one year after their termination from the Company.  In connection with the Merger, we assumed the terms of these employment agreements.

The offers of employment with each of Messrs. Ney, DeMoss and Mac Rae are filed as Exhibits 10.9, 10.10 and 10.11, respectively, to this Current Report and are incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2010

In connection with the Merger, all of the stock options outstanding as of December 31, 2010 were cancelled or exercised.

Director Compensation

Director Compensation for the Year ended December 31, 2010

Prior to the Merger, the Company did not pay its directors any cash compensation for services on its board of directors.  Directors received stock options to purchase shares of common stock in connection with their services.  All of the stock options owned by directors as of December 31, 2010 were cancelled or exercised in connection with the Merger.

Following the consummation of the Merger, our directors will be entitled to receive compensation to be determined by the Board of Directors.

Board of Directors and Corporate Governance

Our Board of Directors consists of five (5) members. On the Closing of the Merger, Richard Ringel, one of the members of CAHA’s Board of Directors resigned, and simultaneously therewith, a new Board of Directors was appointed. The Board consists of Robert B. Ney, Emmett DeMoss, Edward Feighan, Sherman Henderson and Kenneth Spiegeland.

Board Independence and Committees

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. However, the Board of Directors has made a determination as to which of its members are independent. In evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board and its committees are independent. The Company intends to appoint persons to the Board and committees of the Board who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the Board of Directors is expected to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee.

We believe that each of Messrs. Feighan, Henderson and Spiegeland are currently “independent” directors as that term is defined by the listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Code of Ethics

We have adopted a written Code of Ethics. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics, please make written request to our Chief Executive Officer, c/o Visual Network Design, Inc., 101 California Street, Suite 2450, San Francisco, CA 94111.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently eligible for quotation on the OTCBB under the symbol "VNDI.OB."  The trading of our common stock began on September 22, 2011.  There has been very limited trading in our common stock to date.  As of the date of this Current Report, we had 76,884,745 shares of common stock outstanding held by approximately 72 stockholders of record. To date, we have not paid dividends on our common stock. We have no outstanding shares of preferred stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders(1)	—	—	13,500,000
Equity compensation plans not approved by security holders	—	—	—
Total	—		13,500,00

2011 Equity Incentive Plan

The Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2011 Equity Incentive Plan (the “2011 Plan”) on September 20, 2011, a total of 13,500,000 shares of our common stock are reserved for issuance under the 2011 Plan.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan.  In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2011 Plan.  Subject to the terms of the 2011 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2011 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

Grants

The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2011 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2011 Plan terminates ten years after it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions involving CAHA and/or CAHA Stockholders

Split-Off and Release

Immediately prior to the closing of the Merger, CAHA transferred all of its operating assets and liabilities to Split Corp. and split-off Split Corp. through the exchange of 75,000,000 shares of our common stock held by the Split-Off Shareholder for all of the issued and outstanding shares of common stock of Split Corp.

Transactions with the Placement Agent and Its Related Parties

Placement Agent Agreement

We paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent. As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $68,750 and was issued broker warrants to purchase 275,000 shares of our common stock at an exercise price of $0.25 per share. In addition, the placement agent acted as a finder in connection with the bridge financing, as described below. In such capacity it earned a fee of $2,500 on a $25,000 Bridge Note, plus a warrant, which was converted upon the initial closing of the offering into a broker warrant to purchase up to 10,000 shares of our common stock.

Share Escrow Agreement

We entered into an Escrow Agreement dated as of September 21, 2011 with Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent, pursuant to which the Escrow Agent will hold in escrow 5% of the shares of our common stock that Rackwise’s pre-Merger stockholders receive in the Merger in exchange for their shares of Rackwise for any breach of the Merger Agreement by Rackwise that is discovered during the two years immediately following the closing of the Merger.

Transactions involving Rackwise and/or Rackwise Stockholders

Employment Agreements

On each of June 21, 2010, December 7, 2007, and September 18, 2008, Rackwise entered into offers of employment with each of Messrs. Ney, DeMoss and MacRae, respectively, pursuant to which they serve as Rackwise’s Chief Executive Officer, Executive Chairman of the Board of Directors and Chief Technology Officer, respectively. The offers of employment provide for annual base salary of $250,000, $225,000 and $140,000 for each of Messrs. Ney, DeMoss and MacRae, respectively.  In addition, each of Messrs. Ney and DeMoss are eligible to earn a bonus of up to 50% of their base salary based upon their respective achievements as determined by the Company's board of directors.  Mr. MacRae is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor.

Each of Messrs. Ney and DeMoss are entitled to 12 months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements). Lastly, each of Messrs. Ney, DeMoss and MacRae have signed a confidentiality and proprietary rights agreement pursuant to which they have each agreed to maintain as confidential any of our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property and agreed not to solicit any of our employees, officers, directors, customers and suppliers for a period of one year after their termination from the Company.  In connection with the Merger, we assumed the terms of these employment agreements.

Forgiveness of Debt and Payment of Bonus

On July 29, 2011, the Rackwise board of directors agreed to discharge and forgive a promissory note in the principal amount of $187,717 executed by Mr. Emmett DeMoss in favor of Rackwise.  In addition, the Rackwise board of directors approved a special bonus of approximately $143,000 to Mr. DeMoss representing the estimated tax liability expected to be incurred by Mr. DeMoss as a result of the discharge of the promissory note.

Convertible Notes, Warrants, Advisory Agreement and Fees

In August 2009, Rackwise entered into an agreement with one of its principal stockholders, Black Diamond Financial Group (“Black Diamond”) pursuant to which Rackwise would borrow funds from Black Diamond and its affiliates at various intervals.  Pursuant to the terms of the agreement, the funds borrowed would be convertible at the option of the holder into a unit of Rackwise’s securities at the lesser of (a) $0.319 per unit or (b) 80% of the purchase price per share of Rackwise’s common stock in the first equity or convertible debt financing completed by Rackwise of not less than $500,000.  Each unit to consist of one share of Rackwise’s common stock and one two-year warrant to purchase one share of Rackwise’s common stock at $0.319 per share.  Rackwise borrowed an aggregate of $3,375,753 in principal amount of 12% convertible debt.  In connection with and conditioned upon the closing of the Merger, Rackwise issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of convertible debt and an aggregate of 2,245,512 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on the convertible debt. All of the warrants issuable upon conversion of the convertible notes were also cancelled in connection with the Merger.

In connection with the agreement described above, Rackwise entered into an oral advisory agreement with Black Diamond, which provides for the payment of $10,000 per month to Black Diamond for financial advisory services.

Lastly in connection with the agreement described above, an affiliate of Black Diamond was entitled to a fee equal to 10% of all amounts borrowed under the agreement.

Lock-ups

Officers, directors, key employees and holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 18 months from the Closing Date, except in certain limited circumstances.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Issued and Outstanding Capital Stock

Immediately after giving effect to the Transactions, including the units sold in the offering, the conversion of bridge notes, the issuance of shares of our common stock and warrants to purchase shares of our common stock issued to the former Rackwise stockholders in the Merger, the cancellation of shares owned by the Split-Off Shareholder in the Split-Off, and the broker warrants issued to the Placement Agent in connection with the offering, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

•	82,547,775 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former Rackwise stockholders in the Merger);

•
Investor warrants to purchase an aggregate of 6,273,880 shares of our common stock at $0.625 per share issued to the investors in the offering and broker warrants to purchase an aggregate of 285,000 shares of our common stock at a price of $0.25 per share issued  to the placement agent  in connection with the offering and bridge financing; and

•	Warrants entitled to be received by the former Rackwise stockholders to purchase an aggregate of 30,000,000 shares of our common stock at $0.625 per share.

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The amended and restated articles of incorporation do not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Registration Rights Agreement

On the Closing Date, we entered into a registration rights agreement with the investors in the offering. Under the terms of the registration rights agreement, we committed to file a registration statement covering the resale of the common stock underlying the units sold or to be sold in the offering and the common stock that is issuable upon exercise of the investor warrants (but not the common stock that is issuable upon exercise of the broker’s warrants or upon exercise of the warrants issued to the Rackwise stockholders in connection with the Merger) within 75 days from the final closing of the offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed.

We agreed to use our reasonable efforts to maintain the effectiveness of the registration statement through at least the first anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the offering with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one percent (1%) of such holder’s investment in the offering for each full period of 30 days if we fail to file the registration statement by the filing deadline or if we fail to use our reasonable efforts to have the registration statement declared effective by the effectiveness deadline until such failure is cured.  The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a filing deadline failure, effectiveness deadline failure or any combination thereof, shall be an amount equal to 10% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities which may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

For a more detailed discussion of the terms of the Registration Rights Agreement see the disclosures set forth in Item 2.01 of this Current Report under the heading “The Merger and Related Transactions - Registration Rights.”

Description of Investor Warrants

In connection with the closing of the Merger and the simultaneous initial closing of the offering, we issued investor warrants to purchase an aggregate of 6,273,880 shares of common stock to investors who purchase units in the offering. The investor warrants entitle the holders to purchase one full share of common stock at a purchase price of $0.625 per share during the five (5) year period that commenced upon issuance of the investor warrants. The investor warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one (1) trading day in which there is no trading in the Company’s common stock.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The investor warrants may be exercised on a cashless basis commencing one year after the date of filing of this Current Report if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as such amount may be adjusted in certain circumstances provided in the investor warrants.)

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the investor warrant holder.

Description of Merger Warrants

The Merger warrants are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger warrants only if they may be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis commencing one year after the date of filing of this Current Report and in connection with a redemption of the Merger warrants.

Description of Broker Warrants

The Broker Warrants permit the placement agent, and its sub-agents and designees, if any, to purchase up to 285,000 shares of common stock. The broker warrants are identical to the investor warrants in all material respects except that (i) their resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has less than 200 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Rackwise

Rackwise sold an aggregate of $2,275,000 of bridge notes between April 2011 and August 2011.

On September 21, 2011, Rackwise issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of convertible debt (the "BDFG Notes") and an aggregate of 2,245,512 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on the convertible debt.

On September 21, 2011, Rackwise issued an aggregate of 182,070 shares of its common stock upon conversion of a convertible note in the aggregate principal amount of $100,000.

On September 21, 2011, Rackwise issued an aggregate of 1,271,178 shares of its common stock upon exercise of an aggregate of 1,271,178 warrants.

Between August 2009 and February 2011, Rackwise issued 12% Convertible Promissory Note in the aggregate principal amount of $3,375,753 and warrants to purchase an aggregate of 13,646,807 shares of its common stock with an exercise price of $0.32 per share.

On March 31, 2010, Rackwise issued an aggregate of 70,346 shares of its common stock as payment for interest due on certain promissory notes.

In June 2009, Rackwise issued an aggregate of 1,431,368 shares of its common stock upon conversion of its Series A Preferred Stock and accrued but unpaid dividends on its Series A Preferred Stock and an aggregate of 26,253,812 shares of its common stock upon conversion of an aggregate of $9,933,000 in principal amount of convertible debt and an aggregate of $2,075,870 in accrued but unpaid interest on such convertible debt.

The issuances of these securities were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering.

Sales by CAHA

In connection with the Merger, we agreed to issue an aggregate of 60,000,000 shares of our common stock and 60,000,000 warrants, each to purchase one-half share of our common stock, to the stockholders of Rackwise.  The issuance of shares of our common stock to the Rackwise stockholders in connection with the Merger was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

We sold an aggregate of 12,547,757 units in an offering of securities at a price of $0.25 per unit for gross proceeds of $3,136,937.50. Each unit consists of one share of our common stock and a warrant to purchase one-half share of our common stock at a purchase price of $0.625 per full share.  The offering was made only to accredited investors, as defined under Regulation D, Rule 501(a) and non-“U.S. Persons” as defined in Regulations S.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.              Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report under the section “Recent Sales of Unregistered Securities” is incorporated into this item by reference.

Item 5.01.              Changes in Control of the Registrant.

As a result of the initial closing of the offering and the Merger, we experienced a change in control, with the former stockholders of Rackwise acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2011, concurrent with the closing of the Merger, we adopted the fiscal year of Rackwise, thereby changing our fiscal year end from October 31 to December 31. The audited financial statements for the new fiscal year will be reflected in the Company's Form 10-K for the year ending December 31, 2011.

Item 5.06.              Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Rackwise’s audited financial statements for the years ended December 31, 2010 and 2009 and unaudited financial statements for the six month periods ended June 30, 2011 and 2010 are included with this Current Report beginning on Page F-1.

(b)           Pro forma financial information

Unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-55.

(c)           Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of September 21, 2011 by and among Registrant, VNDI Acquisition Corp., and Visual Network Design, Inc. (a Delaware corporation)*

2.2	Certificate of Merger dated as of September 21, 2011 for the merger of VNDI Acquisition Corp. into Visual Network Design, Inc. (a Delaware corporation)*

3.1
Certificate of Incorporation of MIB Digital, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File Number 333-163172, filed with the SEC on November 18, 2009)

3.2	Certificate of Incorporation of Cahaba Pharmaceuticals, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 30, 2010)

3.3
Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 30, 2010)

3.4
Articles of Merger as filed with the Nevada Secretary of State on July 8, 2011 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2011)

Exhibit No.	Description
3.5
Agreement and Plan of Merger dated July 8, 2011 by and between Cahaba Pharmaceuticals, Inc. and Visual Network Design, Inc. (incorporated by reference from Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2011)

3.6	By-Laws of the Registrant*

4.1	Form of Investor Warrant*

4.2	Form of Merger Warrant*

4.3	Form of Broker Warrant*

10.1	Split-Off Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp., and Scott Hughes*

10.2	General Release Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp. and Scott Hughes*

10.3	Form of Subscription Agreement between Registrant and the investors in the Private Placement Offering, including Addendum to Subscription Agreement*

10.4	Subscription Escrow Agreement dated July 18, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on August 4, 2011 and September 12, 2011*

10.5	Placement Agency Agreement dated as of August 3, 2011 by and between the Placement Agent and Registrant, as amended on September 12, 2011*

10.6	Form of Registration Rights Agreement by and between Registrant and the investors in the Private Placement Offering*

10.7	Assignment and Assumption Agreement dated September 21, 2011 between the Registrant and Visual Network Design, Inc., a Delaware corporation*

10.8	Escrow Agreement dated September 21, 2011 among the Registrant, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent*

10.9	Offer of Employment for Robert B. Ney*

10.10	Offer of Employment for Emmett DeMoss*

10.11	Offer of Employment for Doug MacRae*

Exhibit No.	Description
10.12	Registrant’s 2011 Equity Incentive Plan*

10.13	Form of Lock-Up Agreement*

10.14	Exchange Agent Agreement dated September 21, 2011 by and between the Registrant and Broadridge Corporate Issuer Solutions, Inc.*

10.15	Finder’s Fee Agreement dated September 20, 2011 by and between the Registrant and INVX Peru S.A.C.*

14.1	Code of Ethics (incorporated by reference from Exhibit 14.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-163172, filed with the SEC on November 18, 2009)

21.1	Subsidiaries of Visual Network Design, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011	VIRTUAL NETWORK DESIGN, INC.

	By:	/s/ Robert B. Ney
Name: Robert B. Ney
Title: Chief Executive Officer

VISUAL NETWORK DESIGN, INC. (D/B/A RACKWISE)

AUDITED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Visual Network Design, Inc. (D/B/A Rackwise)

We have audited the accompanying balance sheets of Visual Network Design, Inc. (D/B/A Rackwise) (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visual Network Design, Inc. (D/B/A Rackwise), as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at December 31, 2010, the Company has not achieved a sufficient level of revenues to support its business and has suffered recurring losses from operations. These factors raise doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

New York, New York
September 27, 2011

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$47,366	$4,890
Accounts receivable, net of allowance for factoring fees of $160,551 and $89,341, respectively	1,044,999	876,729
Prepaid expenses and other currents assets	39,053	65,939
Total current assets	1,131,418	947,558

Property and equipment, net	84,223	76,650
Intangible assets, net	198,126	176,557
Deposits and other assets	17,941	15,153
Total Assets	$1,431,708	$1,215,918

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Account payable	$868,895	$787,697
Accounts payable – related parties	282,237	40,000
Due to factor	946,790	746,888
Accrued expenses	589,765	219,040
Accrued interest	-	19,582
Accrued interest – related parties	368,950	20,790
Current portion of notes payable	-	200,000
Notes payable, net of debt discount – related parties	2,764,741	354,758
Derivative liabilities – related parties	1,645,852	1,328,784
Current portion of capital lease obligations	7,074	6,483
Deferred revenues	903,158	700,536
Other current liabilities	22,005	14,547
Total current liabilities	8,399,467	4,439,105

Notes payable, net of current portion	100,000	100,000
Capital lease obligations, net of current portion	4,420	11,495
Total liabilities	8,503,887	4,550,600

Commitments and Contingencies:

Stockholders’ Deficiency:
Preferred stock,$0.001 par value; authorized - 2,000,000 shares; issued and outstanding - none	-	-
Common stock, $0.001 par value; authorized - 50,000,000 shares; issued and outstanding - 30,676,325 and 30,624,689, shares, respectively.	30,676	30,625
Additional paid-in capital	18,090,557	17,738,447
Note receivable – stockholder	(187,717)	(187,717)
Accumulated deficit	(25,005,695)	(20,916,037)
Total stockholders’ deficiency	(7,072,179)	(3,334,682)
Total Liabilities and Stockholders’ Deficiency	$1,431,708	$1,215,918

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2010	2009

Revenues	$2,608,809	$2,665,874
Direct cost of revenues	362,768	524,540
Gross profit	2,246,041	2,141,334

Operating expenses:
Sales and marketing	1,570,519	1,639,195
Research and development	948,636	1,030,288
General and administrative	2,219,481	2,031,691
Total operating expenses	4,738,636	4,701,174

Loss from Operations	(2,492,595)	(2,559,840)

Other income (expenses):
Interest, net	(416,428)	(2,285,229)
Amortization of debt discount	(1,980,224)	(344,297)
Gain on change in fair value of derivative liabilities	787,433	128,600
Other income (expenses)	12,156	94,829
Total other income (expenses)	(1,597,063)	(2,406,097)

Net Loss	(4,089,658)	(4,965,937)

Dividend – Convertible preferred stock	-	(135,852)

Net loss attributable to common stockholders	$(4,089,658)	$(5,101,789)

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the years ended December 31, 2010 and 2009

	Preferred stock		Common stock		Additional paid-in	Note receivable-	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	capital	stockholder	deficit	deficiency
Balance at January 1, 2009	699,301	$700	2,726,704	$2,727	3,013,696	$(187,717)	$(15,814,248)	$(12,984,842)
Conversion of preferred stock	(699,301)	(700)	699,301	700	-	-	-	-
Additional shares of common stock issued upon conversion of preferred stock			197,560	197	62,825	-	(63,022)	-
Conversion of bonds into shares of common stock	-	-	17,478,535	17,479	7,380,521	-	-	7,398,000
Conversion of notes payable into shares of common stock	-	-	4,754,682	4,755	2,430,245	-	-	2,435,000
Issuance of additional shares of common stock upon conversion of notes payable	-	-	2,080,407	2,080	661,570	-	-	663,650
Conversion of accrued interest into shares of common stock	-	-	1,517,745	1,518	2,074,352	-	-	2,075,870
Conversion of accrued commissions into shares of common stock	-	-	616,477	616	384,384	-	-	385,000
Conversion of preferred dividend payable into shares of common stock	-	-	534,507	534	333,274	-	-	333,808
Exercise of options	-	-	18,771	19	9,178	-	-	9,197
Warrants issued in connection with convertible notes	-	-	-	-	1,135,548	-	-	1,135,548
Dividend to preferred stock holders	-	-	-	-	-	-	(72,830)	(72,830)
Stock-based compensation	-	-	-	-	252,854	-	-	252,854
Net loss	-	-	-	-	-	-	(4,965,937)	(4,965,937)
Balance at December 31, 2009	-	-	30,624,689	30,625	17,738,447	(187,717)	(20,916,037)	(3,334,682)

Conversion of accrued interest into shares of common stock	-	-	51,636	51	16,015	-	-	16,066
Warrants issued in connection with convertible notes	-	-	-	-	119,495	-	-	119,495
Stock-based compensation	-	-	-	-	216,600	-	-	216,600
Net loss	-	-	-	-	-	-	(4,089,658)	(4,089,658)

Balance at December 31, 2010	-	-	30,676,325	$30,676	$18,090,557	$(187,717)	$(25,005,695)	$(7,072,179)

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(4,089,658)	$(4,965,937)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	60,540	61,473
Amortization of intangible assets	160,044	161,825
Stock-based compensation	216,600	252,854
Gain on change in fair value of derivative liabilities	(787,433)	(128,600)
Interest - issuance of warrants upon conversion of debt	-	1,034,981
Interest - issuance of additional shares to note holders		663,650
Amortization of debt discount	1,980,224	344,297
Provision for factoring fees	71,210	89,341
Change in operating assets and liabilities:
Accounts receivable	(239,480)	(535,785)
Prepaid expenses and other current assets	26,886	13,236
Accounts payable	81,198	709,398
Accounts payable – related parties	242,237	(290,000)
Due to factor	199,902	746,888
Accrued expenses	370,725	(171,161)
Accrued interest	(3,516)	(173,069)
Accrued interest – related parties	348,160	597,823
Deferred revenues	202,622	(30,998)
Other current liabilities	7,456	14,547
Deposits and other assets	(2,788)	9,608

Net cash used in operating activities	(1,155,071)	(1,595,359)

Cash flows from investing activities:
Acquisition of property and equipment	(68,113)	(28,245)
Acquisition of intangible assets	(181,613)	(114,750)

Net cash used in investing activities	(249,726)	(142,995)

Cash flows from financing activities:
Proceeds from exercise of options	-	9,196
Proceeds from notes payable	1,653,757	1,679,000
Repayment of notes payable	(200,000)	-
Payment of capital lease obligations	(6,484)	(5,942)

Net cash provided by financing activities	1,447,273	1,682,254

Net increase (decrease) in cash and cash equivalents	42,476	(56,100)

Cash and cash equivalents – beginning of period	4,890	60,990

Cash and cash equivalents – end of period	$47,366	$4,890

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$25,001	$-

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF CASH FLOWS, continued

	For the years ended December 31,
	2010	2009

Non Cash Flow Items:
Conversion of notes payable into shares of common stock	$-	$9,833,000
Conversion of preferred stock into shares of common stock	$-	$2,000,000
Conversion of accrued interest into shares of common stock	$16,066	$2,075,870
Conversion of preferred dividend payable into shares of common stock	$-	$333,808
Conversion of accrued commissions into shares of common stock	-	$385,000

The accompanying notes are an integral part of these financial statements.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 1 - Organization and Nature of Business

Visual Network Design Inc. (dba Rackwise) (the  “Company”) was incorporated in the State of Delaware on January 8, 2003, and is headquartered in San Francisco, California with offices in El Segundo, California; Las Vegas, Nevada; and Research Triangle, North Carolina.  The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

Note 2 - Liquidity, Going Concern and Management’s Plans

The Company has incurred substantial recurring losses since its inception. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company had available cash of approximately $47,000 at December 31, 2010. During the years ended December 31, 2010 and 2009, the Company used cash in operating activities of approximately $1,155,000 and $1,595,000, respectively.  The Company’s working capital deficiency was approximately $6,696,000 as of December 31, 2010. The Company’s accumulated deficit and stockholders’ deficiency at December 31, 2010 was approximately $25,006,000 and $7,072,000, respectively.  Beginning in August 2009, the Company entered into various convertible note agreements with the Company’s stockholders for an aggregate borrowing of $3,333,000. In order to fund the Company’s current and future cash requirements, management of the Company has entered into agreements to raise additional funds through Convertible Bridge Note transactions, a reverse merger agreement with a public company and the public company’s concurrent equity financing (see Note 19). The management of the Company is in the process of exploring the market to increase its existing revenues and reduce operating expenditures.   The Company believes it will be successful in these efforts; however, there can be no assurance the Company will be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

Note 3 - Significant Accounting Policies

Cash and Cash Equivalents:
The Company considers all highly liquid investments with a maturity of 90 days or less at the date of acquisition to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts:
The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. At the time accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of customers.  The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses.  The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis.  During the years ended December 31, 2010 and 2009, the Company’s losses from bad debts were not material.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 3 - Significant Accounting Policies - Continued

Accounts Receivable and Allowance for Doubtful Accounts - Continued
The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

In addition, the Company also factors its receivables with recourse and in connection with the factoring of its receivables, the Company estimates an allowance for factoring fees associated with the collections. These fees range from 2% to 30% depending on the actual timing of the collection.  The actual recognition of such fees may differ from the estimates depending upon the timing of collections.

Property and Equipment:
Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the applicable assets ranging from three to five years. Expenditures for maintenance and repairs that do not improve or extend the expected lives of the assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized.

Accounting for Impairment of Long-Lived Assets:
The Company evaluates the recoverability of its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 360, which requires recognition of impairment of long-lived assets in the event an indication of impairment exists and the net book value of such assets exceeds the expected future net cash flows attributable to such assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of their carrying amount or fair value less the cost to sell.  As of December 31, 2010, management does not believe there has been any impairment of long-lived assets.

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes.  Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowance for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Fair Value of Financial Instruments:
The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments.  The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 3 - Significant Accounting Policies - Continued

Derivative Financial Instruments:
The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.  The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.  For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations.  For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Concentration of Credit Risk and Significant Customers:
Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company's cash and cash equivalents are deposited with major financial institutions.  At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insured amount.  The Company generally does not require collateral from its customers and generally requires payment in 30 days.  The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary.  Historically, such losses have been within management’s expectations.

Capitalized Software Development Costs:
The Company capitalizes software development costs in accordance with FASB issued ASC Topic 985 “Software”. Capitalization of software development costs begins upon the determination of technological feasibility.  The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology.  Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Intangible Assets:
Intangible assets consist of shapes that customers use as comparative blueprints to help visualize the computer equipment they have purchased. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Revenue Recognition:
 In accordance with ASC Topic 985-605, “Software Revenue Recognition”, license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 3 - Significant Accounting Policies - Continued

Revenue Recognition: - Continued
For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for each of the elements.  The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements, whereby the only undelivered component of the agreement relates to post-contract customer support (“PCS”) services. The total fair value of the undelivered elements, as indicated by VSOE of fair value, is deferred by the Company and subsequently recognized ratably over the contract period in accordance ASC Topic 985-605.

The Company provides professional services to its customers.  Such services, which include training, installation, and implementation, are recognized when the services are performed.  The Company also provides volume discounts to various customers.  In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

The Company defers revenue for software license agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605, such amounts are reflected as deferred revenues in the accompanying financial statements.

Research and Development Costs:
Research and development costs are charged to operations as incurred and consist primarily of salaries, consulting services and other direct expenses.

Advertising Costs:
The Company expenses advertising costs to operations as incurred. For the years ended December 31, 2010 and 2009, such costs were not material.

Debt Discount and Amortization of Debt Discount:
Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 3 - Significant Accounting Policies - Continued

Income Taxes:
Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted.  A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible. The benefit of tax positions taken or expected to be taken in the Company’s income tax returns are recognized in the financial statements if such positions are more likely than not of being sustained. The Company’s major jurisdictions are Federal and the State of California, which remain subject to examination from and including the year 2007 and to 2010. The Company has adopted FASB’s guidance for accounting for uncertainty in income taxes. In accordance with the guidance, interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. No interest and penalties were recorded during the years ended December 31, 2010 and 2009, respectively.

Stock-Based Compensation:
The Company has a stock option plan which allows for the granting of stock options to its employees and members of the board of directors for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant.  The Company accounts for these options under ASC Topic 718 “Stock Compensation” (“ASC 718”). All stock option grants are accounted for using the Black-Scholes fair value method and stock-based compensation expense is recognized as the underlying options or warrants vest.

Recent Accounting Pronouncements:
In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 3 - Significant Accounting Policies - Continued

Recent Accounting Pronouncements: - Continued
The FASB has published ASU No. 2009-14, Software (Topic 985) - Certain Revenue Arrangements that Include Software Elements and changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and nonsoftware components that function together to deliver the tangible product's essential functionality are excluded from the software revenue guidance in Subtopic 985-605, Software-Revenue Recognition. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. ASU 2009-14 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB has published ASU No. 2009-13, Revenue Recognition (Topic 605) - Multiple Deliverable Revenue Arrangements, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in ASC Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  The adoption of this standard is not expected to have an impact on the Company’s financial position and results of operation.

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 2010 and 2009:

	2010	2009
Computer and office equipment	$220,362	$162,316
Furniture and fixtures	12,835	7,768
Computer software	55,363	50,363
	288,560	220,447
Less: Accumulated depreciation	204,337	143,797

Property and equipment, net	$84,223	$76,650

The depreciation expense recorded was $60,540 and $61,473 for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company had $11,494 and $17,978 of equipment under capital lease obligations, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 5 - Intangible Assets

Intangible assets consisted of the following at December 31, 2010 and 2009:

	2010	2009
Intangible assets	$1,639,226	$1,457,613
Less: Accumulated amortization	1,441,100	1,281,056

Intangible assets, net	$198,126	$176,557

The amortization expense for the years ended December 31, 2010 and 2009 was $160,044 and $161,825, respectively. As of December 31, 2010, the average remaining amortization period was 19 months. Future amortization expense of intangible assets is expected to be approximately $124,000 for 2011 and $74,000 for 2012. No amortization expense is expected to be recognized after 2012.

Note 6 - Accrued Expenses

Accrued expenses consisted of the following at December 31, 2010 and 2009:

	2010	2009
Payroll and related expenses	$554,830	$204,254
Other	34,935	14,786

Total accrued expenses	$589,765	$219,040

Accrued expenses include liabilities for unpaid payroll taxes. In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against the Company in connection with a portion of these unpaid payroll taxes.

Note 7 – Note Receivable – Stockholder

The Company holds a note receivable from a stockholder for $187,717 as of December 31, 2010 and 2009 bearing interest at 3.25% per annum.  During 2008, the stockholder exercised options to purchase shares of common stock. Upon exercise of the options, the stockholder signed a note in favor of the Company for $187,717 to satisfy the exercise price obligation. The note matures on the earlier of December 2013 or upon the sale of the shares by the stockholder.  As the loan was used to fund the purchase of Company equity, the related receivable has been classified as a reduction of equity.  The interest income of approximately $6,100 for each of the years ended December 31, 2010 and 2009 is recognized and recorded as part of other expenses in the accompanying statements of operations. As of July 29, 2011, the Company’s board of directors authorized the forgiveness of the note contingent upon the Company entering into a proposed reverse merger (see Note 19).

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 8 – Capital Lease Obligation

The Company leases equipment under a capital lease obligation. Future minimum payments required under the lease are as follows:

Years ending December 31:
2011	$7,801
2012	4,550
12,351
Less: amount representing interest	857
11,494
Less: Current portion of capital lease obligation	7,074
Non-current portion of capital lease obligation	$4,420

Interest expense associated with the capital lease obligation amounted to $1,317 and $1,858 during the years ended December 31, 2010 and 2009, respectively.

Note 9 – Notes Payable

As of December 31, 2010 and 2009, the Company had the following financing arrangements:

	2010	2009
Two separate $100,000 10% notes payable, due March 31, 2009 and October 7, 2010, respectively. - (A)	$-	$200,000

10% note payable, due April 2014 - (B)	100,000	100,000

	100,000	300,000

Current portion of notes payable	-	200,000

Notes payable, net of current portion	$100,000	$100,000

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 9 – Notes Payable – Continued

 (A)      In December 2008, the Company issued a $100,000 convertible note payable maturing originally in March 2009. The note bore interest at the rate of 10% per annum. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of Company’s common stock at an exercise price of $1.00 per share. The warrants are exercisable within 5 years from the date of issuance. The Company recorded the relative fair value of the warrants issued in connection with the note of $4,306 using the binomial lattice options pricing model as debt discount and amortized the value through the original term of the note. For the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $0 and $4,306, respectively. There was no beneficial conversion feature recorded for the embedded conversion option of the note by the Company as the effective conversion price of the note was greater than the share price of the common stock. Subsequent to the original maturity date, in September 2009, the maturity date of the note was extended to October 6, 2009. To extend the note, the Company granted an additional warrant to the note holder to purchase 1,074,097 shares of common stock at an exercise price of $0.001 per share. The new warrants were exercisable within 5 years from the date of issuance. The $332,970 fair value of the new warrants issued to extend the term of the note was recorded as an immediate charge to interest expense in the accompanying statements of operations. As of December 31, 2010, the note was fully repaid. As of December 31, 2010 and 2009, accrued interest on the note was $0 and $9,792, respectively.

In January of 2009, the Company issued a $100,000 convertible note payable maturing originally in March 2009. The note bore interest at the rate of 10% per annum. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants are exercisable within 5 years from the date of issuance. The Company recorded the $6,568 fair value of the warrants issued in connection with the note as debt discount and amortized it through the original term of the note. For the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $547 and $6,021, respectively. There was no beneficial conversion feature recorded for the embedded conversion option of the note by the Company as the effective conversion price of the note was greater than the share price of the common stock. As of December 31, 2010 and 2009, accrued interest on the note was $0 and $9,790, respectively. The note was extended by the note holder from the original due date for no additional consideration or change in terms and was fully repaid in April of 2010.

(B)        In April 2009, the Company issued a $100,000 convertible note payable bearing interest at a rate of 10% per annum which is due in April 2014. The note is secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company.  Accrued interest on the note was payable in shares of common stock for the first two years and accordingly, accrued interest for the years ended December 31, 2010 and 2009 of  $10,000 and $7,111, respectively, was converted into 31,348 and 20,503 shares of common stock, respectively. The note is convertible at the option of the holder into a unit, which consists of one share of common stock and a two-year warrant to purchase one-half share of common stock of the Company at an exercise price equal to the effective per-share price of the conversion. The Company calculated the fair value of the embedded conversion option using the binomial lattice options pricing model on the date of issuance and the valuation of the conversion option was deemed immaterial.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties

Outstanding Notes Payable:

As of December 31, 2010 and 2009, the Company had the following notes payable outstanding with its related parties:

	2010	2009
Various 12% convertible notes payable to a related party, due various dates 12 months after issuance. - (A)	$3,070,520	$840,000

Assignment of loans from other related parties and converted into 12% convertible notes payable due various dates 12 months from the date of assignment - (A)	-	680,000

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance. - (B )	182,237	79,000

10% convertible note payable to a related party, due August 14, 2010. - (C)	60,000	60,000

5% note payable to a related party, due June 10, 2008. - (D)	50,000	50,000
	3,362,757	1,709,000

Less : debt discount	598,016	1,354,242

Notes payable - related parties	$2,764,741	$354,758

All of the above notes are due and payable in 2011 and recorded as short-term notes payable in the accompanying balance sheet.

(A)
In August 2009, the Company entered into an agreement (the “Borrowing Agreement”) with a related party to borrow funds at various intervals under terms specified in such Borrowing Agreement. The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in the aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the notes, the Company also granted a five-year warrant to purchase 333 shares of the Company’s common stock at an exercise price of $0.319 per share for each $1,000 of principal amount. The Borrowing Agreement was in effect through December of 2010.  During the years ended December 31, 2010 and 2009, the Company entered into various notes payable covered by that Borrowing Agreement for an aggregate borrowing of $1,550,520 and $1,520,000, respectively.  In August 2009, certain notes aggregating $680,000 were assigned from other related party note holders and converted into similar notes as per the terms for notes disclosed herein. The notes bear interest at 12% per annum and are due 12 months from the respective dates of issuance. The notes are secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company.  On December 31, 2010, the notes were further extended by the note holders through August 15, 2011 with no change in any other terms of the notes or further consideration. Accrued interest on the notes as of December 31, 2010 and 2009 was $316,097 and $15,042, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties – Continued

Outstanding Notes Payable - Continued:

The conversion price of the notes is not fixed and determinable on the date of issuance and as such, in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”), the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and were recorded as derivative liabilities (See Note 11). The fair values of the conversion options and five-year warrants issued in connection with the notes on the date of issuance aggregated to $1,118,760 and $1,468,078 in 2010 and 2009, respectively, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $1,852,398 and $183,510, respectively. At December 31, 2010 and 2009, the outstanding balance of the unamortized debt discount was $550,930 and $1,284,568, respectively. During the years ended December 31, 2010 and 2009, the Company issued five-year warrants to purchase an aggregate of 506,667 and 530,174 shares of common stock, respectively, at an exercise price of $0.319 per share. The fair value of the five-year warrants was recorded as additional debt discount and amortized over the initial term of the note (see Note 15). Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 9,625,455 shares of common stock at an exercise price of $0.319 per share.

(B)
Another related party also received convertible notes and warrants pursuant to the Borrowing Agreement and certain other note agreements.  In accordance with these agreements, the Company issued convertible notes equivalent to 5% of the face amount of the convertible notes described in paragraph (A) above.  At December 31, 2010 and 2009, an aggregate of $182,237 and $79,000 of notes payable had been issued in conjunction with this agreement. The notes are convertible, are secured by the assets of the Company and bear interest as described in paragraph (A) above.   On December 31, 2010, these notes were extended to August 15, 2011 with no change in any other terms of the notes.  Accrued interest on the notes as of December 31, 2010 and 2009 was $39,454 and $849, respectively.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such, in accordance with ASC 815, the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and were recorded as derivative liabilities (see Note 11). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance were $105,237 and $79,000, respectively, for 2010 and 2009, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $127,281 and $9,875, respectively. At December 31, 2010 and 2009, the outstanding balance of unamortized debt discount was $47,081 and $69,125 respectively.

During the years ended December 31, 2010 and 2009, the Company issued five-year warrants to purchase an aggregate of 506,667 and 530,174 shares of common stock, respectively, at an exercise price of $0.319 per share. The fair value of the five-year warrants was recorded as additional debt discount and amortized over the initial term of the notes (see Note 15).  Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 577,545 shares of common stock at an exercise price of $0.319 per share.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties – Continued

Outstanding Notes Payable - Continued:

(C)
In August 2009, the Company entered into a $60,000 convertible note with a related party under the same agreement referred to above.  The note bears interest at a rate of 12% per annum and was originally due in September 2009, which was further extended through August 15, 2011.  Accrued interest on the note as of December 31, 2010 and 2009 was $8,250 and $2,250, respectively. The note was convertible at the option of holder into a unit of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price of a share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319.

The conversion price of the note is not fixed and determinable on the date of issuance and as such, in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using the binomial lattice options pricing model. The value of the embedded conversion option and the fair value of the five year warrant issued in connection with the notes were deemed immaterial on the date of issuance. During the year ended December 31, 2009, the Company issued five-year warrants to purchase an aggregate of 20,000 shares of common stock at an exercise price of $0.319 per share. Upon conversion of this note the Company is obligated to issue a two-year warrant to purchase an aggregate of 188,088 shares of common stock at an exercise price of $0.319 per share.

(D)
In December 2003, the Company issued a $50,000 note payable to a stockholder. The note bears interest at a rate of 5% per annum and was due in August 2008.  At December 31, 2010 and 2009, the balance outstanding was $50,000.  The note was in default at December 31, 2010 and 2009. Accrued interest related to the note for the years ended December 31, 2010 and 2009 was $5,147 and $2,647, respectively, which is included in accrued interest in the accompanying balance sheet.

Fully Converted Bonds Payable:

During the period from December 2003 through January 2007, the Company entered into a series of 8% convertible bond agreements with a related party, due five years from the date of issuance. The bonds were convertible into a unit of the Company’s securities at a conversion price ranging from $1.60 to $2.68 per unit, which was subject to adjustment from time to time in accordance with the bond agreement. The unit consisted of one share of common stock and one two-year warrant to purchase a one-third share of the Company’s common stock. The warrants were exercisable at the same price at which the bond was convertible on the conversion date. In accordance with ASC 815, instruments which do not have a fixed settlement provision are deemed to be derivative instruments. The 8% convertible bonds did not initially have a fixed settlement provision as the conversion price could have been lowered if the Company had issued securities at lower prices (“reset provisions”) and if the Company did not achieve specific target results as described in the bond agreement. Accordingly the embedded conversion options of the bonds were initially reported as derivative liabilities and the fair value of these liabilities were re-measured at each reporting period thereafter. The fair value of $405,554 at the date of issuance was recorded as a derivative liability and recorded as debt discount. The debt discount was amortized through the earlier of the life of the bond or the conversion date. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $89,277.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties – Continued

Fully Converted Bonds Payable - Continued:

The derivative liabilities had no remaining value at December 31, 2008 and accordingly, the change in the fair value of the derivative liability was recorded as gain on change in fair value of derivative liabilities. The fair value of the derivative liabilities on the conversion date was also zero and, accordingly, no gain or loss on change in fair value of derivative liabilities was recorded.

On June 13, 2009 (date of conversion), all of the outstanding principal balance outstanding on the bonds was converted into shares of the Company’s common stock as follows:

			Shares
	Principal Amount of Bond	Original Conversion price	Originally to be issued upon conversion	Additional shares issued due to anti- dilution	Total shares issued upon conversion
8% Series A-2	$1,000,000	$1.60	625,000	1,657,190	2,282,190
8% Series A-3	1,000,000	1.60	625,000	1,560,026	2,185,026
8% Series B	1,000,000	1.77	564,972	1,591,113	2,156,085
8% Series B-2	1,500,000	2.30	652,500	2,561,186	3,213,686
8% Series B-2s	750,000	2.30	326,250	1,366,670	1,692,920
8% Series B-3	2,148,000	2.68	802,097	5,146,531	5,948,628

Total	$7,398,000		3,595,819	13,882,716	17,478,535

On the date of the conversion, the accrued interest on the above bonds was also converted into shares of common stock as follows:

	Accrued interest on the bonds	Total shares issued upon conversion
8% Series A-2	$-	-
8% Series A-3	280,926	236,072
8% Series B	334,162	257,048
8% Series B-2	415,597	248,860
8% Series B-2s	187,500	110,294
8% Series B-3	475,729	243,964

Total	$1,693,914	1,096,238

On the date of conversion of the above bonds, the Company issued two-year warrants to purchase an aggregate of 5,065,448 shares of common stock to the bond holders at exercise prices ranging from $0.36 to $0.47 per share. The fair value of $645,963 relating to the warrants issued to bond holders was calculated using the binomial lattice option pricing model and was recorded as an immediate charge to interest expense on the date of conversion.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties - Continued

Fully Converted Bonds Payable - Continued:

In addition, in 2003, the Company also entered into an agreement to pay $10,000 per month to the bond holders in exchange for management and financial consulting services.  On June 13, 2009, the Company had outstanding management fees of $385,000 which was converted into 616,477 shares of common stock at $0.62 per share on the date of the conversion as agreed by the stockholder and the Company.

Fully Converted Notes Payable:

The Company entered into the following transactions with two related party stockholders

(i)    On November 9, 2006, the Company issued a Series B-3 convertible note for a principal amount of $500,000, maturing five years from the date of purchase bearing interest at 8% percent per annum.  The note was convertible into a unit of the Company’s securities at a conversion price $2.68 per unit, which was subject to adjustment from time to time in accordance with the note agreement. The unit consisted of one share of common stock and one two-year warrant to purchase a one-third share of the Company’s common stock. The warrants were exercisable at the same price at which the note was convertible on the conversion date. In accordance with ASC 815, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The 8% convertible note did not initially have a fixed settlement provision as the conversion price could have been lowered if the Company had issued securities at lower prices (“reset provisions”) and if the Company did not achieve specific target results as described in the note agreement. Accordingly, the embedded conversion option of the note was initially reported as a derivative liability and the fair value of this liability was re-measured at each reporting thereafter. The fair value of $19,254 at the date of issuance was recorded as a derivative liability and recorded as deferred debt discount. The debt discount was amortized through the earlier of the life of the bond or the conversion date. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $10,911. The fair value of the derivative liability had no remaining value at December 31, 2008 and accordingly on December 31, 2008, the change in the fair value of derivative liability was recorded as gain on change in fair value of derivative liabilities. On June 13, 2009, the date of conversion, the fair value of the derivative liability on the conversion date was also zero and accordingly no gain or loss due to change in fair value of derivative liabilities was recorded.  The principal balance of $500,000 along with accrued interest of $102,906 was converted into 1,380,226 and 52,772 shares, respectively, on June 13, 2009. In accordance with the note agreement, on the date of the conversion, the Company issued a two-year warrant to purchase 460,074 shares of common stock of the Company exercisable at $0.36 per share. The fair value of the warrants issued upon conversion of $55,209 was immediately recorded as interest expense.

(ii)   On February 27, 2008, the Company entered into a separate convertible note agreement for an aggregate principal amount of $500,000, maturing five years from the date of purchase, and bearing interest at 14% per annum.  On maturity, the note is convertible into shares of commons stock at $0.50 per share. In connection with the issuance of the convertible note, the Company also granted a five-year warrant to purchase 366,000 shares of common stock at an exercise price of $0.50 per share. The Company recorded the relative fair value of warrants of $49,468 using the binomial lattice option pricing model as debt discount to the notes. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $40,399. The effective conversion price of the embedded conversion option was greater than the market price of a share of the Company’s common stock and accordingly no additional debt discount was recorded. On June 13, 2009, the principal balance of the note of $500,000 and the related accrued interest of $90,969 was converted into 1,000,000 and 53,511 shares of common stock, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties - Continued

Fully Converted Notes Payable - Continued:

(iii)  One of two related party stockholders provided the following loans to the Company for an aggregate principal amount of $1,335,000, each maturing 18 months from its respective date of issuance.  The terms of the notes were as follows:

(a)        On March 24, 2008, the Company issued a note for $200,000, bearing interest at 14% per annum, maturing in 18 months from the date of issuance. On June 13, 2009, the principal amount of the note of $200,000 and the related accrued interest of $34,360, was converted into 320,248 and 55,019 shares of common stock of the Company at an agreed upon conversion price of $0.62 per share.

(b)        Between April 2008 and February 2009, the Company issued notes aggregating $1,135,000 of principal, bearing interest at 10% percent per annum and maturing 18 months from the date of issuance. On June 13, 2009, the principal amount of  $1,085,000 and the related accrued interest of $86,329 was converted into 1,737,344 and 138,233 shares of common stock of the Company, respectively, at an agreed upon conversion price of $0.62 per share. At December 31, 2010 and 2009, the outstanding balance of the note was $50,000.

In March and April of 2008, a related party stockholder, officer and director of the Company provided bridge loans aggregating $100,000 to the Company, each maturing six months from its respective date of issuance and bearing interest at five percent per annum.  On June 13, 2009, the principal amount of loans of $100,000 and the related accrued interest of $6,107 thereon were converted into 160,124 and 9,779 shares of common stock of the Company at $0.62 per share, respectively.

In December of 2003, the same stockholder and officer purchased from the Company a Series A bond for a principal amount of $50,000, maturing five years from the date of purchase and bearing interest at ten percent per annum. On June 13, 2009, the principal amount of $50,000 and the accrued interest of $27,708 of such bond was converted into 156,740 and 34,635 shares of common stock at $0.32 and $0.80 per share, respectively. Upon conversion of the bond, the Company issued 2,080,407 additional shares to the bond holder and the valuation of such shares of $663,650 was recorded by the Company as additional interest.

During the period from June 2008 through November 2008, the Company entered into a series of bridge loans with a related party affiliated with one of the members of the Board of Directors for an aggregate principal amount of $430,000, each maturing 18 months from its respective date of issuance and bearing interest at five percent per annum. In August 2009, the principal amount of $430,000 was assigned to another related party note holder as discussed elsewhere in this note. On June 13, 2009, related accrued interest on the notes aggregating $17,969 was converted into 28,773 shares common stock of the Company at $0.62 per share.

In April 2008, the Company issued two convertible notes for an aggregate amount of $250,000 to a stockholder. The notes bear interest at 5% per annum and were due July 31, 2009. In August 2009, the principal amount of $250,000 was assigned to another related party note holder as discussed elsewhere in this note. Related accrued interest on such notes was cancelled upon the assignment and warrants to purchase 227,588 shares of common stock were also cancelled.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 11 – Derivative Liabilities – Related Parties

In June 2008, the FASB finalized a new sub-section of ASC 815, titled “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock.” Under this new sub-section, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that certain embedded conversion options of various bonds and notes payable which do not have fixed settlement provisions and, accordingly are not indexed to its own stock, are deemed to be derivative liabilities.  The embedded conversion options of the various bonds and notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices of such instruments may be lowered if the Company issues securities at a price less than the conversion price in the future.  The Company was required to include the reset provisions in order to protect the note holders from the potential dilution associated with future financings.  In accordance with this standard, the conversion option of these bonds and notes was separated from their respective host contracts and recognized as embedded derivative liabilities. The warrants issued in connection with the bonds and notes payable were not considered derivative liabilities because they have a fixed settlement provision. The conversion feature of the bonds and notes has been re-characterized as derivative liabilities. The fair values of these liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

On the date of issuance, the Company measured the fair value of the embedded conversion option of the various series of the bonds using the binomial lattice option pricing model with the following assumptions:

	Risk Free interest rate	Expected volatility	Expected life (in years)	Expected dividend yield	Fair value on date of issuance
Bonds Series A	3.37%	105%	5	0%	$55,800
Bonds Series A-2	3.46%	105%	5	0%	61,937
Bonds Series A-3	3.86%	105%	5	0%	34,979
Bonds Series B	3.71%	100%	5	0%	88,316
Bonds Series B-2	3.85%	95%	5	0%	91,747
Bonds Series B-2s	3.85%	95%	5	0%	50,611
Bonds Series B-3	4.99%	75%	5	0%	77,964
Bonds Series B-3 SM	4.99%	70%	5	0%	19,254

Because there was a scheduled forced conversion of the bonds in June 2009, if the converted value of the bonds was less than the face value of the bonds, it was assumed that the conversion option had no value as of December 31, 2008 and in June 2009. Accordingly the change in fair value of the embedded conversion option of bonds from the date of issuance was recorded as gain on change in fair value of derivative liabilities on December 31, 2008 and reduced the derivative liabilities to zero. The related debt discount of $424,808 was amortized from the date of issuance of the bonds through the date of its conversion.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 11 – Derivative Liabilities - Related Parties - Continued

The fair value of the embedded conversion options of various notes payable were measured using the binomial lattice options pricing model using the following assumptions:

	December 31, 2010	December 31, 2009	Date of Issuance
Notes payable (Group 1)
Risk free rate	.19%	.47%	.71%
Expected volatility	65%	95%	100%
Expected life (in years)	.63	1.18	1.45
Expected dividend yield	0	0	0
Fair value	$850,863	$1,328,784	$1,457,384

Notes payable (Group 2)
Risk free rate	.19%		.30% -.37%
Expected volatility	65%		80% - 90%
Expected life (in years)	.63		1
Expected dividend yield	0		0
Fair value	$300,955		$409,487

Notes payable (Group 3)
Risk free rate	.19%		.33% - .34%
Expected volatility	65%		65%
Expected life (in years)	.63		1
Expected dividend yield	0		0
Fair value	$494,034		$695,014

Total fair value	$1,645,852	$1,328,784	$2,561,885

The risk-free interest rate was based on the rates of treasury securities with the same terms as the expected terms of the instruments.  The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock.   The expected life of the notes was based on the maturity of the notes.  The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

On the date of issuance, the derivative liabilities associated with the embedded conversion options was $2,561,885 in the aggregate. At December 31, 2010 and 2009, the derivative liability associated with the conversion option of the notes was revalued at $1,645,852 (which includes the impact on the valuation of extending the notes and related conversion option to August 15, 2011) and $1,328,784, respectively. The change in fair value for the years ended December 31, 2010 and 2009 of $787,433 and $128,600, respectively, is included as gain on change in fair value of derivative liabilities in the accompanying statements of operations for the years ended December 31, 2010 and 2009.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 12 - Fair Value Measures

The FASB’s accounting standard for fair value measurements establishes a valuation hierarchy for disclosure of the inputs to valuation models used to measure fair value.  This hierarchy prioritizes the inputs into three broad levels as follows.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.  Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.  A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2010 and 2009, respectively:

		Fair Value Measurements
	Total Carrying Value at December 31, 2010	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities:
December 31, 2010	$1,645,852	$-	$-	$1,645,852
December 31, 2009	$1,328,784	$-	$-	$1,328,784

The derivative liabilities are measured at fair value using the binomial lattice options pricing model and are classified within Level 3 of the valuation hierarchy. The significant assumptions and valuation method that were used to determine fair value and the change in fair value of derivative liabilities at the date of issuance and at the years ended December 31, 2009 and 2010 are discussed in Note 11.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Years Ended December 31,
	2010	2009
Fair value, beginning of period	$1,328,784	$-
Derivative liabilities recorded during the period	1,104,501	1,457,384

Net unrealized gain on derivative financial instruments	(787,433)	(128,600)
Fair value, end of period	$1,645,852	$1,328,784

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 13 – Income Taxes

The Company files tax returns in U.S. Federal, state and local jurisdictions, including California and North Carolina, and is subject to audit by tax authorities beginning in the year ended December 31, 2007.

The income tax provision (benefit) consists of the following:

	Years ended December 31,
	2010	2009
Federal
Current	$-	$-
Deferred	(1,194,485)	(1,041,509)

State
Current	-	-
Deferred	(210,791)	(183,796)
	(1,405,276)	(1,225,305)
Change in valuation allowance	1,405,276	1,225,305
Income tax provision (benefit)	$-	$-

For the periods ended December 31, 2010 and December 31, 2009, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	Years ended December 31,
	2010	2009
US Federal statutory rate	(34.0)%	(34.0)%
State income tax, net of federal benefits	(6.0)%	(6.0)%
Fair value of stock issuance	-	5.5%
Other permanent differences	-	0.2%

Change in valuation allowance	40.0%	34.3%

	0.0%	0.0%

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 13 – Income Taxes - Continued

As of December 31, 2010 and December 31, 2009, the Company’s deferred tax assets consisted of the effects of temporary differences to the following:

	Years ended December 31,
	2010	2009
Net operating loss	$4,748,894	$3,704,379
Stock based compensation	213,072	126,432
Fixed assets	3,751	24,764
Intangible assets	49,894	12,551
Debt discount on warrants	534,084	478,884
Mark to market of conversion options	429,397	531,514
Accrued vacation	53,700	44,080

Total deferred tax assets	6,032,792	4,922,604

Valuation allowance	(5,817,754)	(4,412,478)

Deferred tax asset, net of allowance	215,038	510,126
Deferred tax liabilities
Amortization of conversion option	$(215,038)	$(510,126)

Net deferred tax assets (liabilities)	$-	$-

For the years ended December 31, 2010 and December 31, 2009, the Company had approximately $11,872,235 and $9,260,947 of federal and state net operating loss carryovers which begin to expire in 2023.  These net operating loss carryovers are subject to limitation under Section 382 of the Internal Revenue Code when there is a greater than 50% ownership change, as determined under the regulations.  Based on our analysis, there was a change of control in June 2009, and we have determined that due to the annual limitation under Section 382, $7,330,420 of net operating losses will expire unused.  Therefore, we have reduced the related deferred tax asset for net operating loss carryovers by $2,932,168 in the year ended December 31, 2009.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment.  Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized.  The change in valuation allowance for the years ended December 31, 2010 and December 31, 2009 was $1,405,276 and $1,225,305, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 13 – Income Taxes - Continued

Effective January 1, 2001, the Company adopted the FASB’s guidance on accounting for uncertainty in income taxes.  In accordance with this guidance, interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable.  No interest and penalties associated with income taxes were recorded during the years ended December 31, 2010 and December 31, 2009.  As of December 31, 2010 and December 31, 2009, no liability for unrecognized tax benefits was required to be reported.  The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Note 14 - Capital Stock

Preferred Stock:
The Company is authorized to issue 2,000,000 shares of preferred stock with a par value of $0.001 per share.

In May 2007, two stockholders purchased an aggregate of 699,301 shares of 8% convertible preferred stock for $2,000,000 at $2.86 per share.  Each preferred share was convertible into one share of common stock of the Company. In connection with the issuance of the convertible preferred stock, the Company also issued two-year warrants to purchase an aggregate of 139,860 shares of common stock at an exercise price of $0.50 per share. The relative fair value of the warrants issued in connection with the preferred stock was minimal. These warrants expired in May 2009.  On June 13, 2009, the preferred stock was converted into 699,301 shares of common stock of the Company and the accrued dividend thereon of $333,808 ($260,978 accrued prior to 2009 and $72,830 accrued in 2009 as of the date of conversion) was converted into 534,507 shares of common stock of the Company at $0.62 per share. In connection with the conversion of the preferred stock, the Company issued 197,560 shares of common stock to preferred stock holders and recorded an additional dividend of $63,022.

Common Stock:
The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share.

On June 13, 2009, the Company issued shares for the following:

•	Conversion of $7,398,000 of bonds into 17,478,535 shares of common stock (see Note 10);
•	Conversion of $2,435,000 in notes into 4,754,682 shares of commons stock (see Note 10);
•	Conversion of accrued interest on various loans of $2,075,870 into 1,517,745 shares of common stock (see Note 10);
•	Conversion of accrued fees of $385,000 into 616,477 shares of common stock (see Note 10);
•	Conversion of 699,301 preferred shares into 699,301 shares of common stock (see ”Preferred Stock” above); and
•	Conversion of accrued dividend of $333,808 into 534,507 shares of common stock (see ”Preferred Stock” above)

During the year ended December 31, 2009, an employee exercised his option to purchase 18,771 shares of common stock for $9,197.

During the year ended December 31, 2010, the Company converted accrued interest of $16,606 into 51,636 shares of common stock.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 15 – Stock Warrants

On June 13, 2009, upon conversion of a series of 8% convertible bonds into shares of common stock, the Company issued two-year warrants to the bondholders to purchase 5,525,522 shares of its common stock at exercise prices ranging from $0.36 to $0.47 per share for a term of two years. Using the binomial lattice options pricing model, the Company determined that the fair value of these warrants was $701,172. This fair value was immediately recorded as interest expense in the accompanying statements of operations.

In January 2009, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share for a term of five years in connection with two $100,000 notes, which were valued using the binomial lattice option pricing model and determined that the relative fair value was $10,874. The fair value was recorded as debt discount and amortized over the life of the note. In addition, during 2009, the Company issued warrants to purchase 1,074,097 shares of common stock at an exercise price of $0.001 per share for a term of five years to the note holder for extending the term of the note for a month. Using the binomial lattice options pricing model, the Company determined the fair value of these warrants was $332,970. The fair value was immediately recorded as interest expense in the accompanying statements of operations.

Further, during 2009, the Company issued warrants to purchase 1,013,334 shares of common stock at an exercise price of $0.319 per share for a term of five years to two note holders in connection with the issuance of notes payable aggregating $1,599,000. Using the binomial lattice options pricing model, the Company determined the relative fair value of the warrants was $90,532. The fair value was recorded as debt discount and amortized over the life of the notes.

During the year ended December 31, 2010, the Company issued warrants to purchase 1,042,249 shares of common stock at an exercise price of $0.319 per share for a term of five years to two note holders in connection with the issuance of notes payable aggregating $1,655,757. Using the binomial lattice options pricing model, the Company determined the relative fair value of the warrants was $119,495. The fair value was recorded as debt discount and amortized over the life of the notes.

As of December 31, 2010 and 2009, warrants outstanding and exercisable totaled 10,620,224 and 8,427,068 with weighted average exercise prices of $0.35 and $0.36, respectively. The weighted average remaining contractual life as of December 31, 2010 was 0.59 years.

The range of assumptions used in the binomial lattice option pricing model to calculate the fair value of the warrants was as follows:

	Years ended December 31,
	2010	2009

Exercise price	$0.001-$1.000	$0.001-$1.000

Estimated life	3.72-4.42 years	4.73 years

Volatility	70%	65%

Risk free rate	1.52-2.01%	2.69%

Dividend rate	0%	0%

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 15 – Stock Warrants - Continued

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options.  Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

Warrant transactions for the years ended December 31, 2010 and 2009 were as follows:

	Number of Shares	Warrant Price Per Share	Weighted Average Exercise Price Per Share
Balance at January 1, 2009	50,000	$1.00	$1.00
Granted in 2009	8,619,056	$0.001 - $1.00	$0.36
Expired/cancelled in 2009	(261,988)	$.50 - $.54	$0.54
Balance at December 31, 2009	8,407,068	$.001 - $1.00	$0.36
Granted in 2010	2,213,156	$0.32	$0.32
Expired/cancelled in 2010	-	-	-
Balance at December 31, 2010	10,620,224	$0.001 - $1.00	$0.35

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2010 and 2009:

As of December 31, 2010
Exercise Prices	Number Outstanding	Weighted average remaining contractual life (years)	Proceeds Upon Exercise	Intrinsic Value	Expiration Date
$.001 - $1.00	10,620,224	2.38 years	$3,674,996	$402,461	June 2011 – August 2015

 As of December 31, 2009
Exercise Prices	Number Outstanding	Weighted average remaining contractual life (years)	Proceeds Upon Exercise	Intrinsic Value	Expiration Date

$.001 - $1.00	8,407,068	2.85 years	$2,968,999	$402,461	June 2011 – August 2014

The intrinsic value is calculated as the difference between the market value of the Company’s common stock at December 31, 2010 and 2009, which was $0.32 per share and the exercise price of the warrants.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 16 - Stock Option Plan

The Company’s Board of Directors adopted a Stock Incentive Plan (the “Plan”) under which the Company may issue options to purchase common stock to employees, directors and consultants.  The Company reserved 6,296,782 shares of common stock for issuance under the Plan.

During the years ended December 31, 2010 and 2009, the Board of Directors granted options to employees and members of the Board of Directors for the purchase of 8,029,912 and 141,395 shares of common stock at exercise prices ranging from $0.19 - $0.49 and $0.32 - $0.49, respectively. The options granted to employees have a term of 4 years, one-fourth of the options vest one year from the date of issuance and the balance vest in equally monthly installments over the next thirty six months. During the years ended December 31, 2010 and 2009, the fair value of these options was estimated at $1,124,188 and $19,795, respectively, using the Black-Scholes pricing model with the following assumptions.
	December 31,
	2010	2009
Risk free interest rate	1.52%	2.20%
Expected volatility	70%	70%
Expected life (in years)	4	4
Expected dividend yield	0%	0%

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options.  Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

Effective October 1, 2006, the Company adopted the provisions under ASC 718 using the modified prospective method and the Black-Scholes option pricing model to record stock-based compensation expense in the statements of operations. Stock-based compensation expense is recognized over the period of service, which is generally the vesting period.  During the years ended December 31, 2010 and 2009, the Company recorded $216,600 and $252,854, respectively, of stock compensation expense.  These amounts have been included in general and administrative expenses within the statements of operations. As of December 31, 2010, the fair value of the unvested stock options amounted to $1,067,669, which is expected to be recognized over the weighted average remaining contractual life of approximately 3.0 years.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 16 - Stock Option Plan - Continued

Stock option transactions under the Plan are as follows:

	Number of Shares	Option Price Per Share	Weighted Average Exercise Price Per Share
Balance at January 1, 2009	3,408,058	$0.49	$0.49
Granted in 2009	141,395	0.32 - 0.49	0.43
Forfeited/expired in 2009	0		-
Exercised in 2009	(18,771)	0.49	0.49

Balance at December 31, 2009	3,530,682	0.32 - 0.49	0.47
Granted in 2010	8,029,912	0.19 - 0.49	0.20
Forfeited/expired in 2010	(188,956)	0.49	0.49
Exercised in 2010	-		-

Balance at December 31, 2010	11,371,638	$0.19-$0.49	$0.28

Exercisable at December 31, 2010	3,745,428	$0.19-$0.49	$0.41

Note 17 – Related Party Transactions

During the years ended December 31, 2010 and 2009, the Company entered into various related party transactions with respect to financing arrangements with a Company stockholder, its Board of Directors and with their affiliated entities. The outstanding balances of debt and the related accrued interest as of December 31, 2010 and 2009, and interest expense for the years ended December 31, 2010 and 2009, are disclosed in Note 10.

As disclosed in Note 7, the Company has a note receivable of $187,717 as of December 31, 2010 and 2009, from an officer and stockholder of the Company.  This note was forgiven on July 29, 2011.

Commencing in September 2009, the Company was obligated to pay management fees of $10,000 per month to a stockholder.  During the years ended December 31, 2010 and 2009, the Company incurred $120,000 and $40,000 of such fees respectively. The balance due as of December 31, 2010 and 2009 was $160,000 and $40,000, respectively.

The Company is obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances to another related party. No such fees were incurred during either 2010 or 2009. During the six months ended June 30, 2011, the Company issued $3,000 of notes to the stockholder and accrued another $3,000 fee to satisfy the financing fee obligation.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 18 – Commitment

The Company leases facilities in Las Vegas, Nevada and Raleigh, North Carolina under non-cancelable operating leases, expiring in 2014 and 2011, respectively.  In addition, the Company has a month to month lease in San Francisco, California.  For the years ended December 31, 2010 and 2009, rent expense was $189,915 and $172,704, respectively and was recorded as part of general and administrative expenses within the statements of operations.

Future minimum payments at December 31, 2010 required under the operating leases are as follows:

Years ending December 31:

2011	$195,713
2012	177,323
2013	182,650
2014	188,128

Total	$743,814

Note 19 - Subsequent Events

Issuance of Convertible Notes Payable Pursuant to the Borrowing Agreement:
During February 2011, the Company borrowed $63,000 pursuant to the Borrowing Agreement.  The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the issuance of the notes, the Company also granted five-year warrants to purchase 40,000 shares of the Company’s common stock at an exercise price of $0.319 per share.

The conversion price of the notes was not fixed and determinable on the date of issuance and as such in accordance with ASC 815, the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and recorded as derivative liabilities (see Note 11). The fair values of the conversion options ($29,617) and five-year warrants ($4,750) issued in connection with the notes on the date of issuance aggregated $34,367, and were recorded as debt discount.

Issuance of Common Stock:
On March 31, 2011, $2,500 of accrued interest associated with the non-related party convertible note payable was settled by delivering 7,837 shares of the Company’s common stock to the note holder.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 19 - Subsequent Events - Continued

Warrant Term Extension:
On June 15, 2011, 5,525,522 warrants that were scheduled to expire were extended for two years. The value of the modified warrants was deemed to be immaterial after applying the binomial lattice option pricing model using the following assumptions: risk-free rate of 0.81% to 1.40%; expected volatility of 75%; expected term of 0.21 years; and dividend yield of 0%.

Issuance and Conversion of Convertible Bridge Notes:
Through August 2011, the Company issued Convertible Bridge Notes with an aggregate principal amount of $2,275,000 to third parties which mature in October and December 2011. The Convertible Bridge Notes bear interest at 10% per annum. The Convertible Bridge Notes are secured in accordance with the terms of a security agreement, whereby the note holders have a security interest in all of the equipment, inventory and goods owned by the Company.  Upon the closing of the reverse merger (see below), these Convertible Bridge Notes were assigned to the affiliated public company and all amounts due plus accrued interest on these notes was converted into shares of common stock and warrants of the public company at $0.25 per unit. A unit consists of one share of common stock of the public company and a five-year warrant to purchase half of a share of common stock of the public company at a price of $0.625 per share.

Consulting Agreement:
On August 21, 2011, the Company entered into an agreement for public relations and financial communications services for a term that expires on November 21, 2011.  In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of the public company common stock per month, for an aggregate of 210,000 shares.  The Company will value the shares and record the associated consulting expense at each issuance date.

Forgiveness of Indebtedness:
On July 29, 2011, the Company’s board of directors approved that, immediately prior to, and conditioned upon the effectiveness of the reverse merger, a note receivable of $187,717 from an officer and stockholder of the Company (as described in Note 4) was written-off after being forgiven by the Company and a special bonus of approximately $143,000 was awarded to cover taxes associated with income to the stockholder from the forgiveness of the note.

Reverse Merger:
On September 21, 2011, the Company executed a reverse merger agreement with a public company and its wholly owned subsidiary (the “Merger Agreement”).  Pursuant to the Merger Agreement and following the Offering (see below), the stockholders of the Company received an aggregate of 72.7% of the common stock of the public company as a result of exchanging each share of common stock of the Company for (1) 1.27126 shares of common stock of the public company (the “Merger Shares”); and (2) 1.27126 warrants, each to purchase one-half share of common stock of the public company (the “Merger Warrants”).

An indemnification representative for the Company’s stockholders executed an Escrow Agreement, whereby it was agreed that 5% of the Merger Shares due to the Company’s stockholders would be held in escrow for a two year period.  In addition, a Lock-Up Agreement requires that (1) officers, directors, key employees and holders of 10% or more of the Company’s common stock not sell or otherwise transfer their shares for a period of eighteen months; and (2) the Company not register their shares for resale for a period of two years.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 19 - Subsequent Events – Continued

Reverse Merger – Continued:
The Merger Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock and are identical to the Investor Warrants (see below) in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger Warrants only if they are eligible to be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis in connection with a redemption of the Merger Warrants and only commencing one year after the date of filing this Current Report on Form 8-K with the SEC regarding the reverse merger.

Conversion, Exercise and Cancellation of Financial Instruments:
On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger: (1) all of the outstanding convertible notes converted into an aggregate of 15,425,196 shares of the Company’s common stock; (2) warrants to purchase 1,271,178 shares of common stock were exercised for total proceeds of $3,045 and all of the remaining warrants were cancelled; and (3) all of the outstanding options to purchase shares of the Company’s common stock were cancelled.

Private Offering:
In July 2011, the public company commenced a private offering (the “Offering”) pursuant to which, on September 21, 2011, the Company had an initial closing on the sale of 12,547,757 investor units (“Units”), at a price of $0.25 per Unit, or $3,136,938 of aggregate gross proceeds. The initial closing on the sale of Units included the conversion of $2,275,000 of principal, plus accrued interest, from the Convertible Bridge Notes previously received by the Company between April 2011 and August 2011.  The Offering for the remaining 7,452,243 Units will continue after the closing of the reverse merger. Each Unit consists of one share of common stock and a warrant to purchase one-half share of our common stock (the “Investor Warrants”), such that 12,547,757 shares of common stock and Investor Warrants to purchase 6,273,880 shares of common stock were issued.

The Offering was made on an "all or nothing" basis with respect to a minimum of 12,000,000 Units ($3,000,000 of aggregate proceeds) and on a "best efforts" basis with respect to a maximum of 20,000,000 Units ($5,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Units is sold, the placement agent and the Company have the option to offer an additional 4,000,000 Units ($1,000,000 of aggregate proceeds).  The closing of the minimum offering of 12,000,000 Units and the closing of the reverse merger were conditioned upon each other.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock.  The Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 19 - Subsequent Events – Continued

Private Offering - Continued:
The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Investor Warrants may be exercised on a cashless basis commencing one year after the date of filing of the Current Report on Form 8-K with the SEC regarding the reverse merger if no registration statement registering the shares underlying the Investor Warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement).

The placement agent for the Offering received a cash commission of 10% of the funds raised from investors in the Offering that were directly attributable to the placement agent. In addition, the placement agent received five-year warrants to purchase shares of common stock equal to 10% of the Units sold to investors in the Offering (the “Broker Warrants”). As a result of the foregoing arrangement, the placement agent (1) was paid cash commissions of $68,750; (2) was reimbursed for $23,400 of out-of-pocket expenses; and (3) was issued five-year Broker Warrants to purchase 275,000 shares of common stock. In addition, the placement agent acted as a finder in connection with the Convertible Bridge Note financing. In such capacity, it earned a fee of $2,500 related to the issuance of a $25,000 Convertible Bridge Note, plus a warrant, which was converted upon the initial closing of the Offering into a warrant to purchase up to 10,000 shares of the public company common stock.

The Broker Warrants are identical to the Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share of common stock.

On September 21, 2011, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Units sold or to be sold in the Offering and the common stock that is issuable upon exercise of the Investor Warrants (but not the common stock that is issuable upon exercise of the Broker Warrants or Merger Warrants) within 75 days of the final closing of the Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Offering until the failure to meet the above deadlines are cured. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2)  which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company within two years following the effectiveness of the original registration statement).

VISUAL NETWORK DESIGN, INC. (D/B/A RACKWISE)

UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2011 and 2010

Visual Network Design, Inc. (D/B/A Rackwise)

Condensed Financial Statements

Visual Network Design, Inc. (D/B/A Rackwise)
Condensed Balance Sheets

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$74,060	$47,366
Accounts receivable, net of allowance for factoring fees of $48,288 and $160,551, respectively	101,034	1,044,999
Deferred financing costs, net	223,062	-
Prepaid expenses and other current assets	65,521	39,053
Total Current Assets	463,677	1,131,418
Property and equipment, net	75,512	84,223
Intangible assets, net	167,132	198,126
Deposits and other assets	27,132	17,941
Total Assets	$733,453	$1,431,708

Liabilities and Stockholders' Deficiency
Current Liabilities:
Accounts payable	$830,566	$868,895
Accounts payable - related parties	355,873	282,237
Due to factor	330,203	946,790
Accrued expenses	777,463	589,765
Accrued interest - related parties	644,364	368,950
Current portion of notes payable	1,425,000	-
Current portion of notes payable, net of debt discount - related parties	3,302,619	2,764,741
Derivative liabilities - related parties	1,298,249	1,645,852
Current portion of capital lease obligations	7,398	7,074
Deferred revenues	706,739	903,158
Other current liabilities	21,991	22,005
Total Current Liabilities	9,700,465	8,399,467
Notes payable, non-current portion	100,000	100,000
Capital lease obligations, non-current portion	645	4,420
Total Liabilities	9,801,110	8,503,887
Commitments and Contingencies	-	-

Stockholders’ Deficiency:
Preferred stock, $0.001 par value;
authorized - 2,000,000 shares;
issued and outstanding - none	-	-
Common stock, $0.001 par value;
authorized - 50,000,000 shares;
issued and outstanding - 30,684,162 and 30,676,325 shares, respectively	30,684	30,676
Additional paid-in capital	18,260,608	18,090,557
Note receivable - stockholder	(187,717)	(187,717)
Accumulated deficit	(27,171,232)	(25,005,695)
Total Stockholders’ Deficiency	(9,067,657)	(7,072,179)
Total Liabilities and Stockholders’ Deficiency	$733,453	$1,431,708

See Notes to these Condensed Financial Statements

Visual Network Design, Inc. (D/B/A Rackwise)
Condensed Statements of Operations

(unaudited)

	For The Six Months
	Ended June 30,
	2011	2010

Revenues	$796,581	$1,101,325
Direct cost of revenues	98,471	171,561
Gross Profit	698,110	929,764

Operating Expenses
Sales and marketing	577,575	756,720
Research and development	445,273	525,406
General and administrative	1,256,796	981,034
Total Operating Expenses	2,279,644	2,263,160
Loss From Operations	(1,581,534)	(1,333,396)

Other Income (Expense)
Interest, net	(283,390)	(191,129)
Amortization of debt discount	(509,263)	(941,050)
Amortization of deferred financing costs	(168,570)	-
Gain on change in fair value of derivative liabilities	377,220	822,622
Total Other Expense	(584,003)	(309,557)
Net Loss	$(2,165,537)	$(1,642,953)

See Notes to these Condensed Financial Statements

Visual Network Design, Inc. (D/B/A Rackwise)
Condensed Statement of Changes in Stockholders' Deficiency
For the Six Months Ended June 30, 2011

(unaudited)

			Additional	Note
	Common Stock		Paid-In	Receivable -	Accumulated
	Shares	Amount	Capital	Stockholder	Deficit	Total

Balance - December 31, 2010	30,676,325	$30,676	$18,090,557	$(187,717)	$(25,005,695)	$(7,072,179)

Conversion of accrued interest into shares of common stock	7,837	8	2,492	-	-	2,500

Stock-based compensation	-	-	162,809	-	-	162,809

Warrants issued in connection with convertible notes	-	-	4,750	-	-	4,750

Net loss	-	-	-	-	(2,165,537)	(2,165,537)

Balance - June 30, 2011	30,684,162	$30,684	$18,260,608	$(187,717)	$(27,171,232)	$(9,067,657)

See Notes to these Condensed Financial Statements

Visual Network Design, Inc. (D/B/A Rackwise)
Condensed Statements of Cash Flows

(unaudited)

	For The
	Six Months Ended June 30,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(2,165,537)	$(1,642,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,609	31,233
Amortization of intangible assets	69,478	81,746
Stock-based compensation	162,809	42,707
Change in fair value of derivative liabilities	(377,220)	(822,622)
Amortization of debt discount	509,263	941,050
Amortization of deferred financing costs	168,570	-
Provision for factoring fees	(112,263)	(63,529)
Changes in operating assets and liabilities:
Accounts receivable	1,056,228	520,118
Prepaid expenses and other current assets	(26,468)	24,363
Accounts payable	(38,329)	(1,375)
Accounts payable – related parties	73,636	174,928
Due to factor	(616,587)	(412,424)
Accrued expenses	187,698	(47,280)
Accrued interest – related parties	277,914	165,401
Deferred revenues	(196,419)	35,796
Other current liabilities	(14)	3,312
Deposits and other assets	(9,191)	8,944
Total Adjustments	1,152,714	682,368
Net Cash Used in Operating Activities	(1,012,823)	(960,585)

Cash Flows From Investing Activities
Acquisition of property and equipment	(14,898)	(34,255)
Acquisition of intangible assets	(38,484)	(78,374)

Net Cash Used in Investing Activities	(53,382)	(112,629)

Cash Flows From Financing Activities
Proceeds from notes payable	1,487,980	1,414,882
Repayment of notes payable	-	(200,000)
Deferred financing costs	(391,630)	-
Payment of capital lease obligations	(3,451)	(6,483)

Net Cash Provided by Financing Activities	1,092,899	1,208,399

Net Increase In Cash	26,694	135,185

Cash - Beginning	47,366	4,890

Cash - Ending	$74,060	$140,075

Supplemental Disclosures of Cash Flow Information:

Non-cash financing activites:
Conversion of accrued interest into shares of common stock	$2,500	$12,917

See Notes to these Condensed Financial Statements

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 1 – Organization and Nature of Business

Visual Network Design, Inc. (d/b/a Rackwise) (the “Company”) was incorporated in the State of Delaware on January 8, 2003, and is headquartered in San Francisco, California with offices in Las Vegas, Nevada; El Segundo, California; and Research Triangle, North Carolina. The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial statements of the Company as of June 30, 2011. The results of operations for the six months ended June 30, 2011 are not necessarily indicative of the operating results for the full year.  It is recommended that these condensed financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2010 included elsewhere in this filing on Form 8-K. The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustment or disclosure in the unaudited condensed financial statements.

Note 2- Liquidity, Going Concern and Management’s Plans

The Company has incurred substantial recurring losses since its inception. The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has available cash of approximately $74,000 at June 30, 2011. During the six months ended June 30, 2011 and 2010, the Company used approximately $1,013,000 and $961,000 of cash in operating activities. The Company’s working capital deficiency was approximately $9,237,000 as of June 30, 2011. The Company’s accumulated deficit and stockholders’ deficiency at June 30, 2011 was approximately $27,171,000 and $9,068,000, respectively. In order to fund the Company’s current and future cash requirements, management of the Company has entered into agreements to raise additional funds through additional Convertible Bridge Note transactions, a reverse merger agreement with a public company and the public company’s concurrent equity financing (see Note 14). The management of the Company is also in the process of exploring strategies to increase its existing revenues and reduce operating expenditures.  The Company believes it will be successful in these efforts; however, there can be no assurance the Company will be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

Note 3 - Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the condensed financial statements and the accompanying notes. Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowances for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 3 - Significant Accounting Policies - Continued

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount. The Company generally does not require collateral from its customers and generally requires payment in 30 days. The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary. Historically, such losses have been within management’s expectations.

For the six months ended June 30, 2011, two customers accounted for 18% and 13% of total revenues. One customer accounted for 16% of total revenues during the six months ended June 30, 2010.

Revenue Recognition

In accordance with Accounting Standard Codification (“ASC”) Topic 985-605, “Software Revenue Recognition”, license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for each of the elements. The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements, whereby only the undelivered component of the agreement relates to post-contract customer support (“PCS”) services. The total fair value of the undelivered elements, as indicated by VSOE of fair value, is deferred by the Company and subsequently recognized ratably over the contract period in accordance ASC Topic 985-605.

The Company provides professional services to its customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. The Company also provides volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

The Company defers revenue for software license agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605 such amounts are reflected as deferred revenues in the accompanying financial statements.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 3 - Significant Accounting Policies - Continued

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet dates presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of professional fees incurred by the Company in conjunction with its debt financing activities. These costs are being amortized over the shorter of (a) the term of the related debt or (b) the conversion of the debt into equity instruments.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

Note 4 – Note Receivable – Stockholder

The Company holds a note receivable from a stockholder for $187,717 as of June 30, 2011 and December 31, 2010, bearing interest at 3.25% per annum. During 2008, the stockholder exercised options to purchase shares of common stock. Upon exercise of the options, the stockholder signed a note in favor of the Company for $187,717 to satisfy the exercise price obligation. The note matures on the earlier of December 2013 or upon the sale of the shares by the stockholder. As the loan was used to fund the purchase of Company equity, the related receivable has been classified as a reduction of equity. The interest income for the six months ended June 30, 2011 and 2010 was $3,050 and $3,050, respectively. As of July 29, 2011, the Company’s board of directors authorized the forgiveness of the note contingent upon the Company entering into a proposed reverse merger (see Note 14).

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 5 – Notes Payable

In April 2009, the Company issued a $100,000 convertible note payable bearing interest at a rate of 10% per annum which is due in April 2014. The note is secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company. Accrued interest on the note was payable in shares of common stock for the first two years and accordingly, accrued interest for the six months ended June 30, 2011 and 2010 of $2,500 and $5,000, respectively, was converted into 7,837 and 15,674 shares of common stock, respectively. Interest accrued in the three months from March 31, 2011 to June 30, 2011 was $2,500. The note is convertible at the option of the holder into a unit, consisting of one share of common stock and a two-year warrant to purchase one-half share of common stock of the Company at an exercise price equal to the effective per-share price of the conversion. The Company calculated the fair value of the embedded conversion option using the binomial lattice options pricing model on the date of issuance and the value of the conversion option was deemed to be immaterial.

In April and May 2011, the Company issued two Convertible Bridge Notes totaling $1,000,000 to a third party which mature in November 2011. In June 2011, the Company issued five Convertible Bridge Notes totaling $425,000 to third parties which mature in December of 2011. The Convertible Bridge Notes bear interest at 10% per annum. The Convertible Bridge Notes are secured in accordance with the terms of a security agreement, whereby the note holders have a security interest in all of the equipment, inventory and goods owned by the Company.  Upon the closing of the contemplated reverse merger (see Note 14), all amounts due plus accrued interest on these Convertible Bridge Notes will convert into shares of the public company at $0.25 per unit. A unit consists of one share of common stock of the public company and a five-year warrant to purchase half of a share of common stock of the public company at a price of $0.625 per share (the “Bridge Loan Unit”). Interest expense on the Convertible Bridge Notes for the six months ended June 30, 2011 was $17,917.

Note 6 – Notes Payable - Related Parties

As of June 30, 2011 and December 31, 2010, the Company had the following notes payable outstanding with its related parties:

	June 30,	December 31,
	2011	2010

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (A)	$3,130,520	$3,070,520

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (B)	185,237	182,237

12% convertible note payable to a related party, due August 15, 2011	60,000	60,000

5% note payable to a related party, due June 10, 2008, the note was in default at June 30, 2011 and December 31, 2010	50,000	50,000

	3,425,757	3,362,757

Less : Deferred debt discount	(123,138)	(598,016)

Notes payable - related parties	$3,302,619	$2,764,741

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 6 – Notes Payable - Related Parties - Continued

(A)
In August of 2009, the Company entered into an agreement (the “Borrowing Agreement”) with a related party to borrow funds at various intervals under terms specified in such Borrowing Agreement. The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the issuance of the notes, the Company also granted a five-year warrant to purchase 333 shares of the Company’s common stock at an exercise price of $0.319 per share for each $1,000 of principal amount. The Borrowing Agreement is in effect through December of 2011. During the six month period ended June 30, 2011, the Company obtained funds covered by that Borrowing Agreement for an aggregate borrowing of $60,000. The notes bear interest at 12% per annum and were originally due 12 months from the respective dates of the issuance. The notes are secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company. On December 31, 2010, the maturities of these notes were extended to August 15, 2011 and, accordingly, are recorded as short-term notes payable in the accompanying balance sheet. Interest expense on these notes was $260,765 and $134,361 for the six months ended June 30, 2011 and 2010, respectively.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such in accordance with ASC Topic 815 “Derivatives and Hedging” (“ASC 815”), the embedded conversion options of the notes on the date of issuance was valued using the binomial lattice options pricing model and recorded as derivative liabilities (see Note 7). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance aggregated $2,618,202, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the six months ended June 30, 2011 and 2010, the Company recorded amortization of debt discount of $468,356 and $882,333, respectively. At June 30, 2011 and 2010, the outstanding balance of the unamortized debt discount was $113,940 and $797,687, respectively. During the periods ended June 30, 2011 and 2010, the Company issued five-year warrants to purchase an aggregate of 20,000 and 408,007 shares of common stock, respectively, at an exercise price of $0.319 per share. Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 9,813,542 shares of common stock at an exercise price of $0.319 per share.

(B)
Another related party also received convertible notes and warrants pursuant to the Borrowing Agreement and certain other note agreements. In accordance with these agreements, the Company issued convertible notes equivalent to 5% of the face amount of the convertible notes described in paragraph (A) above and other convertible notes. At June 30, 2011 and 2010, an aggregate of $185,237 and $128,845 of notes payable had been issued in conjunction with these agreements. These notes are convertible and bear interest as described in paragraph (A) above. On December 31, 2010, the maturities of these notes were extended to August 15, 2011 and, accordingly, are recorded as short-term notes payable in the accompanying balance sheet. Interest expense was $10,399 and $28,453 for the six months ended June 30, 2011 and 2010, respectively.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using binomial lattice options pricing model and recorded as derivative liabilities (see Note 7). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance was $185,237 in the aggregate and was recorded as debt discount. The debt discount was amortized through the term of the note. During the six months ended June 30, 2011 and 2010, the Company recorded amortization of debt discount of $40,907 and $58,192, respectively. At June 30, 2011 and 2010, outstanding balance of unamortized debt discount is $23,023 and $60,779 respectively. During the periods ended June 30, 2011 and 2010, the Company issued five-year warrants to purchase an aggregate of 20,000 and 408,007 shares of common stock, respectively, at an exercise price of $0.319 per share and upon conversion of these notes, the Company is obligated to issue two-years warrants to purchase an aggregate of 504,111 shares of common stock at an exercise price of $0.319 per share.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 7 - Derivative Liabilities - Related Parties

In June 2008, the FASB finalized a new sub-section of ASC 815, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”. Under this new sub-section, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that embedded conversion options of various notes payable which do not have fixed settlement provisions and accordingly are not indexed to its own stock, are deemed to be derivative liabilities. The embedded conversion options of the various notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices are not fixed and determinable on the date of issuance.  In accordance with ASC Topic 718, “Stock Compensation” (“ASC 718”), the conversion options of the notes were bifurcated from their respective host contracts and recognized as derivative liabilities. The warrants issued in connection with the notes payable were not deemed to be derivative liabilities because they have a fixed settlement provision. The fair values of these derivative liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The fair values of the embedded conversion options, which are associated with notes payable issued to related parties, were measured using the binomial lattice options pricing model with the following assumptions:

	For the Six Months Ended
	June 30,
	2010	2011

Note payable (Group 1)
Risk free rate	0.16% - 0.22%	0.10% - 0.17%
Expected volatility	65% - 80%	65% - 70%
Expected life (in years)	0.22 - 0.48	0.13 - 0.38
Expected dividend yield	0%	0%

Note payable (Group 2)
Risk free rate	0.27% - 0.33%	0.10% - 0.17%
Expected volatility	65% - 80%	65% - 70%
Expected life (in years)	0.58 - 0.89	0.13 - 0.38
Expected dividend yield	0%	0%

Note payable (Group 3)
Risk free rate	0.32%	0.10% - 0.17%
Expected volatility	65%	65% - 70%
Expected life (in years)	0.95	0.13 - 0.38
Expected dividend yield	0%	0%

Note payable (Group 4)
Risk free rate	0.32%	0.10% - 0.17%
Expected volatility	65%	65% - 70%
Expected life (in years)	0.95	0.13 - 0.38
Expected dividend yield	0%	0%

The risk-free interest rate was based on the rates of treasury securities with the same terms as the terms of the instruments. The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock.  The expected life of the notes was based on the maturity of the notes. The expected dividend yield of zero was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 7 - Derivative Liabilities - Related Parties - Continued

At June 30, 2011 and December 31, 2010, the derivative liability associated with the embedded conversion options of notes issued to related parties was revalued at $1,298,249 and $1,645,852, respectively. The gain on change in fair value of derivative liabilities, included in other income in the accompanying statements of operations was $377,220 and $822,622 for the six months ended June 30, 2011 and 2010, respectively.

Note 8 - Fair Value Measures

The FASB’s accounting standard for fair value measurements establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of June 30, 2011 and December 31, 2010, respectively:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total

Derivative liabilities:

June 30, 2011	$-	$-	$1,298,249	$1,298,249

December 31, 2010	$-	$-	$1,645,852	$1,645,852

The derivative liabilities are measured at fair value using the binomial lattice options pricing model and are classified within Level 3 of the valuation hierarchy. There were no changes in the valuation techniques during the six months ended June 30, 2011 (see Note 7).

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

June 30,
2011

Fair value, beginning of period	$1,645,852
Derivative liabilities recorded during the period	29,617
Reclassification of derivative liability to equity	-
Net unrealized (gain) loss on derivative financial instruments	(377,220)
Fair value, end of period	$1,298,249

Note 9 - Common Stock

During the six months ended June 30, 2011, the Company converted accrued interest of $2,500 associated with the non-current $100,000 note payable (see Note 5) into 7,837 shares of common stock.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 10 – Stock Warrants

On June 15, 2011, 5,525,522 warrants that were scheduled to expire were extended for two years. The value of the modified warrants was deemed to be immaterial after applying the binomial lattice options pricing model using the following assumptions: risk-free rate of 0.81% to 1.40%; expected volatility of 75%; expected term of 0.21 years; dividend yield of 0%.

During the six months ended June 30, 2011, the Company issued warrants to purchase 40,000 shares of common stock at an exercise price of $0.319 per share for a term of five years to two note holders in connection with the issuance of convertible notes payable aggregating $63,000 in principal amount.  Using the binomial lattice options pricing model, the Company determined that the relative fair value of the warrants was $4,750.  The fair value was recorded as a debt discount and amortized over the term of the notes. The assumptions used in the binomial lattice options pricing model were as follows: risk-free rate of 1.77%; expected volatility of 70.0%; expected term of 4.2 years; expected dividend yield of 0%.

Warrant transactions during the six months ended June 30, 2011 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value

Balance, December 31, 2010	10,620,224	$0.33
Granted	40,000	0.32
Exercised	-	-
Forfeited	-	-
Balance, June 30, 2011	10,660,224	$0.33	1.92	$402,461

Exercisable, June 30, 2011	10,660,224	$0.33	1.92	$402,461

Note 11 - Stock Option Plan

The Company’s board of directors adopted a Stock Incentive Plan (the “Plan”) under which the Company may issue options to purchase common stock to employees, directors and consultants. The Company has reserved 6,296,782 shares of common stock for issuance under the Plan. As of June 30, 2011, the Plan was over-allocated by 4,405,072 shares. These options are scheduled to be cancelled immediately prior to, and conditioned upon the effectiveness of the reverse merger (see Note 14).

Effective October 1, 2006, the Company adopted the provisions of ASC 718, using the modified prospective method.  The Company utilizes the Black-Scholes option pricing model to value stock options and records stock-based compensation expense in its statements of operations over the period of service, which is generally the vesting period.

During the six months ended June 30, 2011 and 2010, the stock-based compensation recorded by the Company was $162,809 and $42,707, respectively. These amounts have been included in general and administrative expenses in the accompanying statements of operations. As of June 30, 2011, there was $882,407 of unrecognized stock-based compensation expense which is expected to be recognized over a weighted average period of approximately 2.9 years.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 11 - Stock Option Plan - Continued

Stock option transactions under the Plan during the six months ended June 30, 2011 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value

Balance, December 31, 2010	11,371,638	$0.28
Granted	-	-
Exercised	-	-
Forfeited	(651,013)	0.49
Balance, June 30, 2011	10,720,625	$0.26	8.1	$981,825

Exercisable, June 30, 2011	4,287,094	$0.33	7.6	$245,456

Note 12 – Related Party Transactions

During the six months ended June 30, 2011 and 2010, the Company entered into various related party transactions with respect to financing arrangements with a Company stockholder and his affiliated entities. The outstanding balances of debt and the related accrued interest at June 30, 2011 and at December 31, 2010, and interest expense for the six months ended June 30, 2011 and 2010, are disclosed in Note 6.

The Company is obligated to pay management fees to a stockholder of $10,000 per month, which represented $60,000 for each of the six months ended June 30, 2011 and 2010. The balance due as of June 30, 2011 and December 31, 2010 was $220,000 and $160,000, respectively.

The Company is obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances to another related party. During the six months ended June 30, 2011, the Company issued $3,000 of notes to the holder and accrued another $3,000 fee to satisfy the financing fee obligation.

Note 13 – Accrued Expenses

Accrued expenses include liabilities for unpaid payroll taxes. In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against the Company in connection with a portion of these unpaid payroll taxes.

Note 14 - Subsequent Events

Issuance and Conversion of Convertible Bridge Notes

In July and August 2011, the Company issued ten additional Convertible Bridge Notes with an aggregate principal amount of $850,000 to third parties which mature in December 2011 (see Note 5).

Consulting Agreement

On August 21, 2011, the Company entered into an agreement for public relations and financial communications services for a term that expires on November 21, 2011.  In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of the public company common stock per month, for an aggregate of 210,000 shares.  The Company will value the shares and record the associated consulting expense at each issuance date.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 14 - Subsequent Events – Continued

Forgiveness of Indebtedness

On July 29, 2011, the Company’s board of directors approved that, immediately prior to, and conditioned upon the effectiveness of the reverse merger, a note receivable of $187,717 from an officer and stockholder of the Company (as described in Note 4) was written-off after being forgiven by the Company and a special bonus of approximately $143,000 was awarded to cover taxes associated with income to the stockholder from the forgiveness of the note.

Reverse Merger

On September 21, 2011, the Company executed a reverse merger agreement with a public company and its wholly owned subsidiary (the “Merger Agreement”).  Pursuant to the Merger Agreement and following the Offering (see below), the stockholders of the Company received an aggregate of 72.7% of the common stock of the public company as a result of exchanging each share of common stock of the Company for (1) 1.27126 shares of common stock of the public company (the “Merger Shares”); and (2) 1.27126 warrants, each to purchase one-half share of common stock of the public company (the “Merger Warrants”).

An indemnification representative for the Company’s stockholders executed an Escrow Agreement, whereby it was agreed that 5% of the Merger Shares due to the Company’s stockholders would be held in escrow for a two year period.  In addition, a Lock-Up Agreement requires that (1) officers, directors, key employees and holders of 10% or more of the Company’s common stock not sell or otherwise transfer their shares for a period of eighteen months; and (2) the Company not register their shares for resale for a period of two years.

The Merger Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock and are identical to the Investor Warrants (see below) in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger Warrants only if they are eligible to be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis in connection with a redemption of the Merger Warrants and only commencing one year after the date of filing the Current Report on Form 8-K with the SEC regarding the reverse merger.

Conversion, Exercise and Cancellation of Financial Instruments

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger: (1) all of the outstanding convertible notes converted into an aggregate of 15,425,196 shares of the Company’s common stock; (2) warrants to purchase 1,271,178 shares of common stock were exercised for total proceeds of $3,045 and all of the remaining warrants were cancelled; and (3) all of the outstanding options to purchase shares of the Company’s common stock were cancelled.

Private Offering

In July 2011, the public company commenced a private offering (the “Offering”) pursuant to which, on September 21, 2011, the Company had an initial closing on the sale of 12,547,757 investor units (“Units”), at a price of $0.25 per Unit, or $3,136,938 of aggregate gross proceeds. The initial closing on the sale of Units included the conversion of $2,275,000 of principal, plus accrued interest, from the Convertible Bridge Notes previously received by the Company between April 2011 and August 2011.  The Offering for the remaining 7,452,243 Units will continue after the closing of the reverse merger. Each Unit consists of one share of common stock and a warrant to purchase one-half share of our common stock (the “Investor Warrants”), such that 12,547,757 shares of common stock and Investor Warrants to purchase 6,273,880 shares of common stock were issued.

Visual Network Design, Inc. (D/B/A Rackwise)

Notes to Condensed Financial Statements

(Unaudited)

Note 14 - Subsequent Events – Continued

Private Offering – Continued

The Offering was made on an "all or nothing" basis with respect to a minimum of 12,000,000 Units ($3,000,000 of aggregate proceeds) and on a "best efforts" basis with respect to a maximum of 20,000,000 Units ($5,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Units is sold, the placement agent and the Company have the option to offer an additional 4,000,000 Units ($1,000,000 of aggregate proceeds).  The closing of the minimum offering of 12,000,000 Units and the closing of the reverse merger were conditioned upon each other.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock.  The Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Investor Warrants may be exercised on a cashless basis commencing one year after the date of filing of the Current Report on Form 8-K with the SEC regarding the reverse merger if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement).

The placement agent for the Offering received a cash commission of 10% of the funds raised from investors in the Offering that were directly attributable to the placement agent. In addition, the placement agent received five-year warrants to purchase shares of common stock equal to 10% of the Units sold to investors in the Offering (the “Broker Warrants”). As a result of the foregoing arrangement, the placement agent (1) was paid cash commissions of $68,750; (2) was reimbursed for $23,400 of out-of-pocket expenses; and (3) was issued five-year Broker Warrants to purchase 275,000 shares of common stock. In addition, the placement agent acted as a finder in connection with the Convertible Bridge Note financing. In such capacity, it earned a fee of $2,500 related to the issuance of a $25,000 Convertible Bridge Note, plus a warrant, which was converted upon the initial closing of the Offering into a warrant to purchase up to 10,000 shares of the public company common stock.

The Broker Warrants are identical to the Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share of common stock.

On September 21, 2011, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Units sold or to be sold in the Offering and the common stock that is issuable upon exercise of the Investor Warrants (but not the common stock that is issuable upon exercise of the Broker Warrants or Merger Warrants) within 75 days of the final closing of the Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Offering until the failure to meet the above deadlines are cured. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2)  which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company within two years following the effectiveness of the original registration statement).

VISUAL NETWORK DESIGN, INC.

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements

On September 21, 2011, pursuant to the Merger Agreement entered into on September 21, 2011 between Visual Network Design, Inc., a Nevada corporation (the “Company” or “VNDI”), VNDI Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and wholly owned subsidiary of VNDI, and Visual Network Design, Inc., a Delaware corporation D/B/A Rackwise (“Rackwise”), Acquisition Corp. merged (the “Merger”) with and into Rackwise.  Rackwise was the surviving corporation of that Merger. As a result of the Merger, VNDI acquired the business of Rackwise, and will continue the existing business operations of Rackwise, as its wholly owned subsidiary, and the stockholders of Rackwise received an aggregate of 60,000,000 shares of VNDI’s common stock and 60,000,000 warrants to purchase one-half share each of VNDI’s common stock.

Immediately prior to the Merger, VNDI split off (the “Split-Off”) its wholly owned subsidiary, VNDI Split Corp., a Nevada corporation (“Split Corp.”). The Split-Off was accomplished through the exchange of the 75,000,000 shares of VNDI common stock held by Scott Hughes (the “Split-Off Shareholder”) for all of the issued and outstanding shares of common stock of Split Corp. All of VNDI’s assets and liabilities immediately prior to the Merger were transferred to Split Corp.

The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Based on the fact that after the Merger: (i) the former stockholders of Rackwise control VNDI; (ii) the officers of Rackwise have become VNDI’s officers; (iii) Rackwise appointed four out of five VNDI directors; and (iv) VNDI’s only business is the business that had been previously conducted by Rackwise; for accounting purposes, Rackwise is treated as the acquirer. The acquisition will be accounted for as a “reverse merger” and recapitalization since the sellers of Rackwise will control the combined company immediately following the completion of the transaction. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements in this Current Report on Form 8-K are those of Rackwise and are recorded at the historical cost basis of Rackwise. VNDI’s assets and liabilities were split-off to its majority stockholder just prior to the Merger.  As such, on a go forward basis, VNDI’s consolidated assets, liabilities and results of operations will represent those of only Rackwise after the Merger.

Concurrent with the closing of the Merger, VNDI adopted the fiscal year of Rackwise, thereby changing its fiscal year end from October 31 to December 31.

Between April 2011 and August 2011, Rackwise completed a bridge financing, wherein it sold an aggregate of $2,275,000 in principal amount of its convertible bridge notes to accredited investors.

Concurrent with the closing of the Merger and in contemplation of the Merger, VNDI completed an initial closing of a private offering of 12,547,757 units for total cash consideration of $3,136,938 at a price of $0.25 per unit, which includes the conversion of $2,275,000 of principal, plus accrued interest, on the Rackwise convertible bridge notes. Each unit consists of one share of VNDI common stock and a warrant to purchase one-half share of VNDI common stock. The warrants are exercisable for a period of five years at a purchase price of $0.625 per full share of our common stock.  The offering was made on an "all or nothing" basis with respect to the minimum offering of 12,000,000 units ($3,000,000 of gross proceeds) and on a “best efforts” basis with respect to the incremental shares associated with the maximum offering of 20,000,000 units ($5,000,000 of gross proceeds).  In addition, the placement agent has an overallotment option to offer an additional 4,000,000 units ($1,000,000 of gross proceeds). The closing of the Merger was conditioned upon the closing of the minimum offering of 12,000,000 units.  The offering for the remaining 7,452,243 units will continue after the closing of the Merger.

Immediately prior to the Merger, Rackwise (1) issued an aggregate of 15,425,196 shares of its common stock upon conversion of an aggregate of $3,475,757 in principal amount of other convertible debt, plus accrued but unpaid interest on the convertible debt; (2) issued an aggregate of 1,271,178 shares of its common stock upon exercise of an aggregate of 1,271,178 warrants for aggregate proceeds of $3,045; and (3) assigned its convertible bridge notes, and the accrued interest due thereon, to VNDI.  All of the remaining issued and outstanding Rackwise options and warrants were cancelled, such that immediately prior to the Merger, Rackwise had no outstanding securities other than shares of its common stock.

VISUAL NETWORK DESIGN, INC.

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements, continued

The following unaudited pro forma condensed combined balance sheet as of June 30, 2011 combines the unaudited condensed balance sheet of VNDI as of April 30, 2011 with the unaudited condensed balance sheet of Rackwise as of June 30, 2011, giving effect to the transactions described in the Merger Agreement as if they had occurred on June 30, 2011.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2011 combines the unaudited condensed statement of operations of VNDI for the six months ended April 30, 2011 with the unaudited condensed results of operations of Rackwise for the six months ended June 30, 2011, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2011.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the condensed statement of operations of VNDI for the year ended October 31, 2010 with the condensed statement of operations of Rackwise for the year ended December 31, 2010, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2010.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed above, that have a continuing impact on the operations of VNDI, and are based on available data and certain assumptions that management believes are factually supportable.

The Company is providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with VNDI’s historical financial statements and those of Rackwise and the related notes thereto contained elsewhere in this Current Report on Form 8-K. The pro forma adjustments and the unaudited pro forma information are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or of VNDI’s future financial position or operating results.

Visual Network Design, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2011

			$3,136,938 Initial Closing (x)			$5,000,000 Maximum Offering (y)
	Visual Network Design, Inc.	Rackwise	Pro Forma Adjustments	Notes	Pro Forma Balance	Pro Forma Adjustments	Notes	Pro Forma Balance
	Note 1	Note 2
CURRENT ASSETS
			$(143,000)	3
			706,500	4
			3,045	5
			(6,674)	6
			297,500	8
Cash and cash equivalents	$6,674	$74,060	(900,000)	11	$38,105	$1,713,061	10	$1,751,166
Accounts receivable, net	-	101,034	-		101,034	-		101,034
Interest receivable	2,416	-	(2,416)	6	-	-		-
Notes receivable	300,000	-	(300,000)	6	-	-		-
			143,500	4
Deferred financing costs, net	-	223,062	(366,562)	9	-	-		-
Prepaid expenses and other current assets	-	65,521	-		65,521	-		65,521
Total current assets	309,090	463,677	(568,107)		204,660	1,713,061		1,917,721

PROPERTY AND EQUIPMENT, NET	-	75,512	-		75,512	-		75,512
INTANGIBLE ASSETS, NET	-	167,132	-		167,132	-		167,132
DEPOSITS AND OTHER ASSETS	-	27,132	-		27,132	-		27,132
TOTAL ASSETS	$309,090	$733,453	$(568,107)		$474,436	$1,713,061		$2,187,497

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Accounts payable	$105,845	$830,566	$(105,845)	6	$830,566	$-		$830,566
Accounts payable - related parties	-	355,873	-		355,873	-		355,873
Due to factor	-	330,203	-		330,203	-		330,203
Accrued expenses	-	777,463	-		777,463	-		777,463
Accrued interest - related parties	-	644,364	(644,364)	7	-	-		-
Loans from shareholders	600	-	(600)	6	-	-		-
			850,000	4		-
			(315,000)	6		-
Current portion of notes payable	315,000	1,425,000	(2,275,000)	8	-	-		-
Current portion of notes payable, net of debt discount			(3,375,757)	7
- related parties	-	3,302,619	123,138	9	50,000	-		50,000
Derivative liabilities - related parties	-	1,298,249	(1,298,249)	7	-	-		-
Current portion of capital lease obligations	-	7,398	-		7,398	-		7,398
Deferred revenues	-	706,739	-		706,739	-		706,739
Other current liabilities	-	21,991	-		21,991	-		21,991
Total current liabilities	421,445	9,700,465	(7,041,677)		3,080,233	-		3,080,233

NOTES PAYABLE, NON-CURRENT PORTION	-	100,000	(100,000)		-	-		-
CAPITAL LEASE OBLIGATIONS, NON-CURRENT PORTION	-	645	-		645	-		645
TOTAL LIABILITIES	421,445	9,801,110	(7,141,677)		3,080,878	-		3,080,878

COMMITMENTS AND CONTINGENCIES	-	-	-		-			-

STOCKHOLDERS'
EQUITY (DEFICIENCY)
Preferred stock - $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-	-		-	-		-
			127	5
			(7,500)	6
			(30,811)	7
Common stock - $0.0001 par value;			6,000	7
300,000,000 shares authorized	8,500	30,684	1,255	8	8,255	745	10	9,000
Note receivable - stockholder	-	(187,717)	187,717	3	-			-
			2,918	5
			(13,500)	6
			5,443,181	7
Additional paid-in capital	12,500	18,260,608	2,571,245	8	26,276,952	1,712,316	10	27,989,268
			(330,717)	3
			133,355	6
			(489,700)	9
Accumulated deficit	(133,355)	(27,171,232)	(900,000)	11	(28,891,649)			(28,891,649)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	(112,355)	(9,067,657)	6,573,570		(2,606,442)	1,713,061		(893,381)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$309,090	$733,453	$(568,107)		$474,436	$1,713,061		$2,187,497

(x)	Pursuant to the offering's initial closing, there were 12,547,757 shares of VNDI common stock issued.
(y)
Pursuant to the maximum offering, there would be 20,000,000 shares of VNDI common stock issued. Pursuant to the placement agent overallotment provision, there could be an additional 4,000,000 shares of VNDI common stock issued for $1,000,000 in gross proceeds, that is not reflected herein.

See notes to these unaudited pro forma condensed combined financial statements

Visual Network Design, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2011

			$3,136,938 Initial Closing (x)			$5,000,000 Maximum Offering (y)
	Visual Network Design, Inc.	Rackwise	Pro Forma Adjustments	Notes	Pro Forma Balance	Pro Forma Adjustments	Notes	Pro Forma Balance

	Note A	Note B

REVENUES	$-	$796,581	$-		$796,581	$-		$796,581

DIRECT COST OF REVENUES	-	98,471	-		98,471	-		98,471

GROSS PROFIT	-	698,110	-		698,110	-		698,110

OPERATING EXPENSES
Sales and marketing	-	577,575	-		577,575	-		577,575
Research and development	-	394,386	-		394,386	-		394,386
General and administrative	108,308	1,307,683	(190,000)	C	1,225,991	-		1,225,991

TOTAL OPERATING EXPENSES	108,308	2,279,644	(190,000)		2,197,952	-		2,197,952

LOSS FROM OPERATIONS	(108,308)	(1,581,534)	190,000		(1,499,842)	-		(1,499,842)

OTHER INCOME (EXPENSE):
Interest, net	(209)	(283,390)	282,349	D	(1,250)	-		(1,250)
Amortization of debt discount	-	(509,263)	509,263	D	-	-		-
Amortization of deferred financing costs	-	(168,570)	168,570	D	-	-		-
Gain on change in fair value of derivative liabilities	-	377,220	(377,220)	D	-	-		-
OTHER EXPENSE	(209)	(584,003)	582,962		(1,250)	-		(1,250)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(108,517)	$(2,165,537)	$772,962		$(1,501,092)	$—		$(1,501,092)

Basic and Diluted Loss Per Common Share	$(0.00)				$(0.02)			$(0.02)

Weighted Average Common Shares:
			(75,000,000)	E
			57,000,000	F
- Basic and Diluted	85,000,018		12,547,757	G	79,547,775	7,452,243	H	87,000,018

(x)	Pursuant to the offering's initial closing, there were 12,547,757 shares of VNDI common stock issued.
(y)
Pursuant to the maximum offering, there would be 20,000,000 shares of VNDI common stock issued. Pursuant to the placement agent overallotment provision, there could be an additional 4,000,000 shares of VNDI common stock issued for $1,000,000 in gross proceeds, that is not reflected herein.

See notes to these unaudited pro forma condensed combined financial statements

Visual Network Design, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

			$3,136,938 Initial Closing (x)			$5,000,000 Maximum Offering (y)
	Visual Network Design, Inc.	Rackwise	Pro Forma Adjustments	Notes	Pro Forma Balance	Pro Forma Adjustments	Notes	Pro Forma Balance

	Note I	Note J

REVENUES	$-	$2,608,809	$-		$2,608,809	$-		$2,608,809

DIRECT COST OF REVENUES	-	362,768	-		362,768	-		362,768

GROSS PROFIT	-	2,246,041	-		2,246,041	-		2,246,041

OPERATING EXPENSES
Sales and marketing	-	1,570,519	-		1,570,519	-		1,570,519
Research and development	-	997,504	-		997,504	-		997,504
General and administrative	21,259	2,170,613			2,191,872	-		2,191,872

TOTAL OPERATING EXPENSES	21,259	4,738,636	-		4,759,895	-		4,759,895

LOSS FROM OPERATIONS	(21,259)	(2,492,595)	-		(2,513,854)	-		(2,513,854)

OTHER INCOME (EXPENSE):
Interest, net	-	(416,428)	413,928	K	(2,500)	-		(2,500)
Amortization of debt discount	-	(1,980,224)	1,980,224	K	-	-		-
Gain on change in fair value of derivative liabilities	-	787,433	(787,433)	K	-	-		-
Other income	-	12,156	-		12,156	-		12,156
OTHER EXPENSE	-	(1,597,063)	1,606,719		9,656	-		9,656

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(21,259)	$(4,089,658)	$1,606,719		$(2,504,198)	$—		$(2,504,198)

Basic and Diluted Loss Per Common Share	$(0.00)				$(0.03)			$(0.03)

Weighted Average Common Shares:
			(75,000,000)	L
			57,000,000	M
- Basic and Diluted	81,054,812		12,547,757	N	75,602,569	7,452,243	O	83,054,812

(x)	Pursuant to the offering's initial closing, there were 12,547,757 shares of VNDI common stock issued.
(y)
Pursuant to the maximum offering, there would be 20,000,000 shares of VNDI common stock issued and outstanding. Pursuant to the placement agent overallotment provision, there could be an additional 4,000,000 shares of VNDI common stock issued for $1,000,000 in gross proceeds, that is not reflected herein.

See notes to these unaudited pro forma condensed combined financial statements

VISUAL NETWORK DESIGN, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Merger Agreement

On September 21, 2011, pursuant to the Merger Agreement entered into on September 21, 2011 between Visual Network Design, Inc., a Nevada corporation (the “Company” or “VNDI”), VNDI Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and wholly owned subsidiary of VNDI and Visual Network Design, Inc., a Delaware corporation D/B/A Rackwise (“Rackwise”), Acquisition Corp. merged (the “Merger”) with and into Rackwise.  In connection with the Merger, the stockholders of Rackwise received an aggregate of 60,000,000 shares of VNDI’s common stock and 60,000,000 warrants to purchase one-half share each of VNDI’s common stock.  Rackwise was the surviving corporation of that Merger. As a result of the Merger, VNDI acquired the business of Rackwise, and will continue the existing business operations of Rackwise, as its wholly owned subsidiary.  In addition, there were and are expected to be certain pre-merger and post-merger transactions that are directly connected to the Merger, including the conversion or exercise of certain Rackwise dilutive securities into Rackwise common stock and a private offering of VNDI equity instruments.

2.	Pro Forma Adjustments

The following pro forma adjustments give effect to certain pre-merger transactions and the reverse merger

Condensed Combined Balance Sheet – as of June 30, 2011

Note 1	Derived from the unaudited condensed financial statements of VNDI as of April 30, 2011.

Note 2	Derived from the unaudited condensed financial statements of Rackwise as of June 30, 2011.

Note 3
To record Rackwise’s pre-merger forgiveness of a $187,717 note receivable from a stockholder, plus the awarding of a special bonus of approximately $143,000 which will be used to satisfy payroll taxes associated with the forgiveness, both of which were conditioned upon the closing of the reverse merger.

	Debit	Credit
Accumulated deficit	$330,717
Cash and cash equivalents		$143,000
Note receivable - stockholder		187,717

Note 4	To record Rackwise’s issuance of $850,000 of convertible bridge notes, subsequent to June 30, 2011 and prior to the merger, including the related deferred financing costs of $143,500.

	Debit	Credit
Cash and cash equivalents	$706,500
Deferred financing costs	143,500
Notes payable		$850,000

Note 5
To record the exercise of the Rackwise in-the-money warrants, including (a) warrants to purchase 1,074,097 shares of Rackwise common stock at an exercise price of $0.001 per share; and (b) warrants to purchase 197,081 shares of Rackwise common stock at an exercise price of $0.01 per share.

	Debit	Credit
Cash and cash equivalents	$3,045
Common stock (Rackwise)		$127
Additional paid-in capital		2,918

VISUAL NETWORK DESIGN, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2.	Pro Forma Adjustments, continued

Condensed Combined Balance Sheet – as of June 30, 2011, continued

Note 6	To record the split-off of VNDI’s assets and liabilities to a significant VNDI stockholder in exchange for the cancellation of his outstanding shares.

	Debit	Credit
Accounts payable	$105,845
Loans from shareholders	600
Current portion of notes payable	315,000
Common stock (VNDI)	7,500
Additional-paid-in-capital	13,500
Cash and cash equivalents		$6,674
Interest receivable		2,416
Notes receivable		300,000
Accumulated deficit		133,355

Note 7
To record the exchange of all Rackwise outstanding common stock (after the conversion of all non-bridge convertible notes and the associated accrued interest) into 60,000,000 shares of VNDI, plus 60,000,000 warrants, each to purchase one-half share of VNDI.

	Debit	Credit
Accrued interest – related parties	$644,364
Current portion of notes payable – related parties	3,375,757
Non-current portion of notes payable	100,000
Derivative liabilities – related parties	1,298,249
Common stock (Rackwise)	30,811
Common stock (VNDI)		$6,000
Additional paid-in capital		5,443,181

Note 8
To record the issuance of 12,547,757 shares of VNDI common stock and Investor Warrants to purchase 6,273,880 shares of VNDI common stock, in exchange for the $3,136,938 aggregate gross proceeds pursuant to the initial closing of the private offering, which includes the conversion of $2,275,000 principal amount of the bridge loans, plus the incurring of approximately $500,000 of equity issuance costs.

	Debit	Credit
Cash and cash equivalents	$297,500
Current portion of notes payable	2,275,000
Common stock (VNDI)		$1,255
Additional paid-in capital		2,571,245

Note 9	To record the write-off of the unamortized deferred financing costs and unamortized note discount.

	Debit	Credit
Accumulated deficit	$489,700
Deferred financing costs		$366,562
Debt discount, current notes payable – related parties		123,138

VISUAL NETWORK DESIGN, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2.	Pro Forma Adjustments, continued

Condensed Combined Balance Sheet – as of June 30, 2011, continued

Note 10
To record the issuance of 7,452,243 shares of VNDI common stock and five-year warrants to purchase 3,726,122 shares of VNDI common stock at an exercise price of $0.625 per share, in exchange for an incremental $1,863,061 of  aggregate gross proceeds, bringing the private offering aggregate proceeds to the $5,000,000 maximum offering amount, pursuant to the terms of the private offering, plus the incurring of an estimated $150,000 of equity issuance costs.  There can be no assurance that VNDI will be successful in raising these incremental funds.

	Debit	Credit
Cash and cash equivalents	$1,713,061
Common stock (VNDI)		$745
Additional paid-in capital		1,712,316

Note 11	To record the post-balance sheet date incurring of an additional $900,000 of merger expense.

	Debit	Credit
Accumulated deficit	$900,000
Cash and cash equivalents		$900,000

VISUAL NETWORK DESIGN, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2.	Pro Forma Adjustments, continued

Condensed Combined Statement of Operations - For The Six Months Ended June 30, 2011

Note A	Derived from the unaudited condensed financial statements of VNDI for the six months ended April 30, 2011.

Note B	Derived from the unaudited condensed financial statements of Rackwise for the six months ended June 30, 2011.

Pro Forma Adjustments:

Note C	To eliminate the approximately $190,000 of Rackwise merger transaction costs recognized during the six months ended June 30, 2011 that will not persist post-merger.

Note D
To eliminate interest expense, amortization of debt discount, amortization of deferred financing costs and gain on change in fair value of derivative liabilities as a result of the associated notes payable being either (i) converted into equity instruments; or (ii) split-off to an unassociated entity in connection with the reverse merger.

Note E	To record the split-off of VNDI’s assets and liabilities to a significant VNDI stockholder in exchange for the cancellation of his 75,000,000 outstanding shares.

Note F
To record the issuance to Rackwise’s pre-merger stockholders of an aggregate of 57,000,000 shares of VNDI common stock, plus an additional 3,000,000 shares that are being held in escrow for two years in order to indemnify VNDI stockholders for a Rackwise breach of the merger agreement.  The simultaneous issuance to Rackwise’s pre-merger stockholders of five-year warrants to purchase an aggregate of 30,000,000 shares of VNDI common stock at an exercise price of $0.625 per share was not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.

Note G
To record the issuance to investors in the initial closing of VNDI’s private offering of an aggregate of 12,547,757 shares of VNDI common stock. The simultaneous issuance to investors in VNDI’s private offering of five-year warrants to purchase an aggregate of 6,273,880 shares of VNDI common stock at an exercise price of $0.625 per share is not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.

Note H
To record the issuance to investors in VNDI’s private offering of an additional 7,452,243 shares of VNDI common stock, which represents the incremental shares issuable pursuant to the maximum terms of the private offering. There can be no assurance that VNDI will be successful in raising these incremental funds. The simultaneous issuance to investors in VNDI’s private offering of five-year warrants to purchase an aggregate of 3,726,122 shares of VNDI common stock at an exercise price of $0.625 per share is not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.

VISUAL NETWORK DESIGN, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3.	Pro Forma Adjustments, continued

Condensed Combined Statement of Operations - For The Year Ended December 31, 2010

Note I	Derived from the unaudited condensed financial statements of VNDI for the year ended April 30, 2011.

Note J	Derived from the unaudited condensed financial statements of Rackwise for the year ended June 30, 2011.

Pro Forma Adjustments:

Note K
To eliminate interest expense, amortization of debt discount, amortization of deferred financing costs and gain on change in fair value of derivative liabilities as a result of the associated notes payable being either (i) converted into equity instruments; or (ii) split-off to an unassociated entity in connection with the reverse merger.

Note L	To record the split-off of VNDI’s assets and liabilities to a significant VNDI stockholder in exchange for the cancellation of his 75,000,000 outstanding shares.

Note M
To record the issuance to Rackwise’s pre-merger stockholders of an aggregate of 57,000,000 shares of VNDI common stock, plus an additional 3,000,000 shares that are being held in escrow for two years in order to indemnify VNDI stockholders for a Rackwise breach of the merger agreement.  The simultaneous issuance to Rackwise’s pre-merger stockholders of five-year warrants to purchase an aggregate of 30,000,000 shares of VNDI common stock at an exercise price of $0.625 per share was not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.

Note N
To record the issuance to investors in the initial closing of VNDI’s private offering of an aggregate of 12,547,757 shares of VNDI common stock.  The simultaneous issuance to investors in VNDI’s private offering of five-year warrants to purchase an aggregate of 6,273,880 shares of VNDI common stock at an exercise price of $0.625 per share is not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.

Note O
To record the issuance to investors in VNDI’s private offering of an additional 7,452,243 shares of VNDI common stock, which represents the incremental shares issuable pursuant to the maximum terms of the private offering. There can be no assurance that VNDI will be successful in raising these incremental funds. The simultaneous issuance to investors in VNDI’s private offering of five-year warrants to purchase an aggregate of 3,726,122 shares of VNDI common stock at an exercise price of $0.625 per share is not reflected in the weighted average diluted shares outstanding because they are anti-dilutive.